UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Greenbacker Renewable Energy Company LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560
New York, NY 10169

Dear Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Greenbacker Renewable Energy Company LLC (the “Company”), to be held virtually at 1:00 P.M., Eastern Time, on May 30, 2025. The meeting can be accessed by registering at https://web.viewproxy.com/GREC/2025 where you will be able to listen to the meeting live.

The Notice of 2025 Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the Annual Meeting. At the Annual Meeting, you will be asked: (i) to elect seven directors of the Company, who will each serve for a term of one year, or until his/her successor is duly elected and qualified, or, in the case of Mr. Wheeler, serve until the earlier of December 31, 2025 and the date on which a permanent Chief Executive Officer of the Company is appointed; (ii) to approve by resolution, on an advisory basis, the Company’s executive compensation ; and (iii) to transact such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

It is important that your shares of the Company’s limited liability company interests (the “Shares”) be represented at the Annual Meeting regardless of the number of Shares you hold. If you are unable to attend the Annual Meeting in person, we urge you to vote using one of the following methods: 1) complete, date and sign the enclosed proxy card and promptly return it in the envelope provided; 2) speak to a live agent by phone at 1-844-202-5844; or 3) vote via the Internet at the Company’s electronic voting site at www.AALvote.com/GREC. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

To attend the Annual Meeting, you must register in advance at https://web.viewproxy.com/GREC/2025 prior to the deadline of May 29, 2025 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting.

The Annual Meeting will begin promptly at 1:00 p.m. Eastern Time on May 30, 2025. Online access will open at approximately 12:45 p.m. Eastern Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be listed on the email you will receive after completing your registration.

Sincerely,

/s/ Robert Brennan
Robert Brennan
Chairman of the Board

April 30, 2025
New York, New York

Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560
New York, NY 10169

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 30, 2025

Notice is hereby given that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Greenbacker Renewable Energy Company LLC (the “Company”) will be held virtually by visiting https://web.viewproxy.com/GREC/2025 on May 30, 2025, at 1:00 P.M., Eastern Time, to consider and act upon the following:

1.	To elect the seven members to the Company’s Board of Directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified or in the case of Mr. Wheeler, to hold office until the earlier of December 31, 2025 and the date on which a permanent Chief Executive Officer of the Company is appointed.

2.	To vote on a resolution to approve, on an advisory basis, the Company’s executive compensation.

3.	To transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

You have the right to receive notice of and to vote at the Annual Meeting if you were a shareholder of record at the close of business on April 1, 2025.

To attend the Annual Meeting, you must register in advance at https://web.viewproxy.com/GREC/2025 prior to the deadline of May 29, 2025, at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting. Shareholders participating in our virtual Annual Meeting will be able to submit questions prior to the Annual Meeting and may listen and vote during the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting.

The Annual Meeting will begin promptly at 1:00 p.m. Eastern Time on May 30, 2025. Online access will open at approximately 12:45 p.m. Eastern Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be listed on the email you will receive after completing your registration.

If you are unable to attend the Annual Meeting in person, we urge you to vote using one of the following methods: 1) complete, date and sign the enclosed proxy card and promptly return it in the envelope provided; 2) speak to a live agent by phone at 1-844-202-5844; or 3) vote via the Internet at the Company’s electronic voting site at www.AALvote.com/GREC. Please refer to the voting instructions provided on your proxy card or on the electronic voting site, as applicable. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares of the Company’s limited liability company interests are contained in the Proxy Statement and your proxy card. The Company has enclosed a copy of the Proxy Statement and the proxy card. The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) is available through the Security and Exchange Commission’s website at www.sec.gov/edgar/search. The proxy statement, the proxy card and the Annual Report are also available at or may be accessed through the Company’s website at www.greenbackercapital.com/greenbacker-renewable-energy-company/.

Submitting your proxy does not affect your right to vote in person if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting.

By Order of the Board of Directors,

/s/ Robert Brennan
Robert Brennan
Chairman of the Board

April 30, 2025
New York, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2025.

THE PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR
THE FISCAL YEAR ENDED DECEMBER 31, 2024 ARE AVAILABLE AT
www.greenbackercapital.com/greenbacker-renewable-energy-company.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING AND IN
ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING,
PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, CALL IN YOUR VOTE AT THE NUMBER PROVIDED IN THIS MATERIAL,OR VOTE VIA THE INTERNET AT THE ELECTRONIC VOTING SITE AT
www.AALvote.com/GREC.

Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560
New York, NY 10169

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 30, 2025

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Greenbacker Renewable Energy Company LLC, a Delaware limited liability company (the “Company”), for use at the 2025 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held virtually at 1:00 p.m., Eastern Time, on Friday, May 30, 2025. The meeting can be accessed by visiting https://web.viewproxy.com/GREC/2025 where you will be able to listen to the meeting live and vote online.

To attend the Annual Meeting, you must register in advance at https://web.viewproxy.com/GREC/2025 prior to the deadline of Thursday, May 29, 2025 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting. Shareholders participating in our virtual Annual Meeting will be able to submit questions prior to the Annual Meeting and may listen and vote during the meeting.

This Proxy Statement and the accompanying materials are being delivered to shareholders of record described below on or about April 30, 2025, and are available at www.greenbackercapital.com/greenbacker-renewable-energy-company.

The Company’s Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares of the Company’s limited liability company interests (“Shares”) are voted at the Annual Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on April 1, 2025 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the Shares that they held on the Record Date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 199,192,235 Shares outstanding. Each Share entitles its holder to one vote at the Annual Meeting.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. Pursuant to the Company’s Fifth Amended and Restated Limited Liability Company Operating Agreement (the “Fifth Operating Agreement”), a quorum will be present if at least a majority of the outstanding Shares entitled to vote are represented by shareholders present at the Annual Meeting or by proxy. On the Record Date, there were 199,192,235 Shares outstanding and entitled to vote. Thus, at least 99,596,119 Shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

Your Shares will be counted towards the quorum only if you submit a valid proxy or if you vote in person at the Annual Meeting. Votes withheld from nominees for directors and abstentions will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present in person or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

What is a proxy?

A proxy is a person you appoint to vote your Shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your Shares may be voted. If you vote by proxy, you will be designating Carl Weatherley-White as your proxy. Mr. Weatherley-White may act on your behalf and have the authority to appoint a substitute to act as your proxy.

How do I vote?

You may attend the Annual Meeting at 1:00 P.M., on Friday, May 30, 2025, at https://web.viewproxy.com/GREC/2025 where you will be able to listen to the meeting live and vote online. As a shareholder of record you may direct your vote without attending the Annual Meeting. You can vote by mail, phone call, or by Internet. You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. If you want to vote via the Internet, please go to the electronic voting site at www.AALvote.com/GREC and follow the on-line instructions. If you vote by the Internet or by phone call you do not need to return your proxy card.

How many votes do I have?

On each matter to be voted upon, you have one vote for each Share you own as of the Record Date.

Is my vote confidential?

Yes. All votes remain confidential, unless you provide otherwise.

Can I change my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your Shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy bearing a later date;

●	You may send a letter of revocation to the Company at 230 Park Avenue, Suite 1560, New York, NY 10169, Attention: Annual Meeting of Shareholders’ Election Official; or

●	You may attend the Annual Meeting virtually and notify the election official at the Annual Meeting that you wish to revoke your proxy and vote during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

What if I sign and return my proxy but do not provide voting instructions?

Proxy cards or voting instruction cards that are signed, dated and returned but do not contain voting instructions will be voted:

●	Proposal No. 1: “FOR” the election of each of the seven nominees named herein to serve on the Board of Directors of the Company.

●	Proposal No. 2: “FOR” the advisory resolution approving the Company’s executive compensation.

How many votes are needed to approve each proposal?

Proposal No. 1:       Directors will be elected by a plurality of the votes cast. This means that for the election of directors, the seven nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Votes that are withheld will have no effect on the outcome.

Proposal No. 2:     The resolution approving the Company’s executive compensation is an advisory vote. An affirmative vote of the holders of a majority of the outstanding shares entitled to vote on Proposal 2 present in person or represented by proxy will be necessary to approve the advisory vote on executive compensation (meaning a majority of the shares present in person or represented by proxy must be voted “FOR” the proposal for it to be approved). Votes that abstain will have the effect of a vote “AGAINST” the resolution.

How can I find out the results of the voting at the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting. The Company will also disclose voting results on a Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Where can I obtain additional information?

The Company makes available free of charge on its website, www.greenbackercapital.com/greenbacker-renewable-energy-company, its Annual Report as soon as reasonably practicable after the Company electronically files the Annual Report with the SEC.

DIRECTORS, CORPORATE GOVERNANCE AND EXECUTIVE OFFICERS

Information about the Board of Directors

Our business and affairs are overseen by our Board of Directors, as provided by our Fifth Operating Agreement and Delaware law. The Board of Directors currently has an Audit Committee, a Nominating / Corporate Governance Committee and a Compensation Committee and may establish additional committees from time to time as necessary. Each director will serve until the next annual meeting of shareholders or until his or her successor is duly elected or in the case of Mr. Wheeler, to hold office until the earlier of December 31, 2025 and the date on which a permanent Chief Executive Officer of the Company is appointed. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. As provided in our Fifth Operating Agreement, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our Board of Directors consists of seven members, a majority of whom are independent directors as such term is defined in NASDAQ Listing Rule 5605(a)(2). We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under section 402 of the Sarbanes-Oxley Act of 2002.

Our Board of Directors serves in a fiduciary capacity to us and has a fiduciary duty to our shareholders. This means that each director must perform his or her duties in good faith and in a manner that each director considers to be in our best interest and in the best interests of the shareholders. Our Board of Directors has a fiduciary responsibility for the safekeeping and use of all of our funds and assets and will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of us.

Board of Directors

Our Board of Directors includes seven directors. Effective upon the election of directors at the Annual Meeting, our Board of Directors will include the following members:

Name	Age	Position	Director Since
David Sher	61	Director	2012
Charles Wheeler	64	Director	2012
Robert Brennan	64	Director, Chairman	2019
Kathleen Cuocolo	73	Independent Director	2013
Cynthia Curtis	65	Independent Director	2019
Robert Herriott	55	Independent Director	2013
David M. Kastin	57	Independent Director	2013

Biographical Information of Director Nominees

With the goal of developing an experienced and qualified Board with a broad range of perspectives, the Nominating / Corporate Governance Committee is responsible for recommending to our Board the desired qualifications, expertise and characteristics of director nominees. The Nominating / Corporate Governance Committee may consider a variety of factors, such as professional experience, education, skills and other individual qualifications and attributes. The factors to be considered shall include whether the directors, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to the Company and a sufficient level of participation), skills and expertise appropriate for Greenbacker.

The biographical descriptions for each director include the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Directors that such person should serve as a director.

David Sher. Mr. Sher has been a board member since our inception in December 2012. Mr. Sher has also served as Chief Executive Officer of Greenbacker Capital Management (“GCM”) since its inception in December 2012, director of Greenbacker Renewable Energy Corporation (“GREC”) since November 2011, and Co-Chief Executive Officer of Greenbacker Group LLC (“Group LLC”) from August 2012 to May 2022. Prior to joining our company, Mr. Sher was a senior adviser at Prospect Capital Management L.P., a mezzanine debt and private equity firm that manages a publicly traded, closed-end, dividend-focused investment company, from June 2009 to January 2011. Prior to joining Prospect Capital, Mr. Sher was a serial entrepreneur founding a number of ventures in the financial services and brokerage industry. In 2002, Mr. Sher was a founder and Managing Director of ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds. In May of 2007, that company was sold to a group of investors. Prior to co-founding ESP, Mr. Sher was a founder and CEO of an online brokerage company, ElephantX dot com Inc. Additionally, in September 1997, he co-founded, developed and managed Lafayette Capital Management LLC, a statistical arbitrage hedge fund. Mr. Sher also spent six years at Bear Stearns where he developed trading ideas and strategies for correspondent clearing customers from 1991 to 1997. Mr. Sher holds a Master of International Affairs from Columbia University and Bachelor of Arts in Political Science from Rutgers University. Mr. Sher was selected to serve as a director because he is the Chief Executive Officer of GCM and has over 20 years of executive experience in various areas, having previously served as founder and chief executive officer of several companies, including two broker-dealers. He has substantial private equity and investing experience involving originated loan transactions, including serving as a senior adviser at Prospect Capital Corporation, a publicly traded business development company (NASDAQ: PSEC). He also has experience working in the renewable energy sector, including a transaction involving the proposed sale of a 28MW biomass power plant to a private equity firm.

Charles Wheeler. Mr. Wheeler served as our Chief Executive Officer, President until April 1, 2025, and has served as a board member since our inception in December 2012. Pursuant to a Transition Agreement that Mr. Wheeler entered into with the Company and certain of its affiliates on March 31, 2025, Mr. Wheeler has resigned as a Director of the Board of Directors, effective as of the earlier of (A) December 31, 2025 and the (B) the date on which a permanent Chief Executive Officer of the Company is appointed. Mr. Wheeler also served as President of GCM and Co-Chief Executive Officer of Group LLC from August 2012 (having served as a Managing Director of Group LLC since August 2011) until April 1, 2025. Mr. Wheeler is a veteran of the investment banking industry having spent 24 years, from 1987 to January 2011, with the Macquarie Group (“Macquarie”), one of Australia’s leading investment banks. During that time, Mr. Wheeler held several senior positions with Macquarie, including Head of Financial Products for North America from 2007 to January 2009 and Head of Renewables for North America from September 2007 to December 2010. From 1998 to August 2007, Mr. Wheeler was a Director of the Financial Products Group at Macquarie in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including REITs, infrastructure bonds, international investment trusts and diversified domestic investment trusts. Prior to joining Macquarie, Mr. Wheeler was a tax manager with Touche Ross & Co. in Australia (which was merged into KPMG in Australia). Mr. Wheeler holds a Bachelor of Economics from the University of Sydney and is a member of Chartered Accountants Australia and New Zealand. Mr. Wheeler was selected to serve as a director because he was our Chief Executive Officer until April 1, 2025, and has significant knowledge of, and relationships within, the project and structured finance industry and the renewable energy sector due to his over 10 years of leadership of the Company. Mr. Wheeler also brings his extensive background in project and structured finance to bear on the renewables sector. He also has experience working in the solar and wind energy sectors while at Macquarie, including a transaction involving the purchase and subsequent management of a large portfolio of distributed solar assets located in California, the consideration of several proposals to invest equity into solar thermal power plants across the Southwest, the acquisition of a wind developer in Texas, and the evaluation of numerous wind development opportunities across Canada and the United States.

Robert Brennan. Mr. Brennan has been a director since May 2019 and was appointed as Chairman of the Board of Directors effective April 1, 2025. Mr. Brennan has served as Co-Chair of the Board of Directors of Group LLC and as a non-executive officer of GCM since December 1, 2017. Mr. Brennan was previously a Senior Managing Director and Head of Guggenheim Partners Commercial Real Estate Finance Group where from 2010 to 2017 he built a national commercial mortgage loan origination, servicing and asset management business responsible for nearly $10 billion of loans for client investment portfolios. Additionally, Mr. Brennan was an executive member and founding investor of Pillar Financial, Guggenheim’s GSE licensed lending, mortgage banking, and servicing affiliate which was sold to

SunTrust Bank in late 2016. During his 34-year Wall Street career, Mr. Brennan spent the last 26 years focused on real estate, in which he played a wide range of roles including trading, origination, structuring and banking, and asset management. Mr. Brennan was involved with a broad array of property and project types ranging from conventional incoming producing to project-based transactions. Prior to Guggenheim, he was the Global Head of Credit Suisse’s Real Estate Finance and Securitization Group which was a dominant global leader in the commercial real estate finance industry. Mr. Brennan joined Credit Suisse in November 2000 when it was merged with Donaldson, Lufkin and Jenrette (“DLJ”), where he was a Managing Director and Head of the Commercial Mortgage Group. Mr. Brennan held previous positions at UBS Securities and L.F. Rothschild and started his career in 1983 with E.F. Hutton where he was an Associate in the Investment Banking Division. Mr. Brennan is a graduate of the University of Vermont and holds a Master of Business Administration from New York University. Mr. Brennan was selected to serve as a director based upon his extensive finance, investment and asset management experience.

Kathleen Cuocolo. Ms. Cuocolo, an independent director since July 2013, was President of Syntax, LLC from April 2014 to March 2020, a sponsor of Exchange Traded Funds. She was responsible for overseeing the business and infrastructure development at Syntax’s family of Stratified Indices and Stratified Exchange Traded Funds. She currently serves as Audit Chair of ConnectM, a company focused on electrification and energy efficiency and Audit Chair of Webs ETF Trust. Ms. Cuocolo was Managing Director, Head of Global ETF Accounting and Administration at Bank of New York Mellon from April 2008 until March 2013. Prior to Bank of New York Mellon, she was President of Cuocolo & Associates from January 2004 through March 2008 where she specialized in board governance services. From September 1982 through July 2003, Ms. Cuocolo served as Executive Vice President of State Street Corporation where she was Head of US Fund Administration Services and the founder of Exchange Traded Fund Services. In addition to her corporate career, Ms. Cuocolo has served as independent director of Guardian Life Mutual Funds from June 2006 through their acquisition by RS Investments in December 2007, Chairperson of Select Sectors SPDR Trust from August 2000 through October 2007, trustee of SPDR Trust from January 1993 through July 2003, President and Director of The China Fund from September 1999 through July 2003 and President of the State Street Master Funds from January 2000 through July 2003. Ms. Cuocolo received her Bachelor of Arts from Boston College in Accounting. She has been a certified public accountant in Massachusetts since 1981. She holds a masters in Corporate Governance from the American College of Corporate Directors. Ms. Cuocolo was selected to serve as an independent director based upon her extensive experience in financial service administration and as a Board member and an investor.

Cynthia Curtis. Ms. Curtis has been an independent director since May 2019. From January 2023 to December 2024, Ms. Curtis served as Senior Vice President, Head of Portfolio ESG at Revantage, a global company services provider serving Blackstone portfolio companies and investments, where her primary focus was value creation through the decarbonization of real estate assets. From August 2015 to January 2023, Ms. Curtis was Senior Vice President of Sustainability for JLL, a Fortune 200 commercial real estate services company, where she was responsible for embedding sustainability throughout JLL’s business as well as those of its clients. Ms. Curtis also collaborated with JLL’s Investor Relations team to engage with investors on JLL’s ESG strategy and results and represented the company on the World Green Building Council’s Corporate Advisory Board. Previously, Ms. Curtis has worked in the public, private and non-profit sectors, including Ceres, CA Technologies, where she served as Vice President and Chief Sustainability Officer, and EMC (now Dell), where she was Senior Director, Services Marketing. She lives in the Boston area, is a member of the New England Women in Energy and the Environment and built one of the region’s first gold LEED-certified residences. Ms. Curtis holds a Bachelor of Arts from Boston College and a Master of International Management degree from Arizona State University’s Thunderbird School of Global Management. Ms. Curtis was selected to serve as an independent director based on her extensive experience in marketing and sustainability.

Robert Herriott. Mr. Herriott, an independent director since July 2013, founded RBT Public Affairs Group in January 2009. Mr. Herriott has worked in public affairs since 1994 serving in various political, legislative, and governmental liaison roles. In his capacity with RBT Public Affairs Group, Mr. Herriott has been involved with legislative and regulatory issues concerning FATCA, the Dodd-Frank Act, and Investment Management Operational Due Diligence, among others including Green Energy Initiatives and Healthcare. Prior to forming RBT Public Affairs Group, Mr. Herriott served from January 2007 to April 2009 as an internal advisor to the Toy Industry Association assisting in the legislative and regulatory reform of the industry, and harmonizing manufacturing standards between the United States, China and the European Union. Mr. Herriott has testified before legislative bodies regarding pending legislation and spoken throughout the U.S. and internationally on how to interact with government, communication strategy, the U.S. legislative process, and specific industry issues pending before governmental entities. Mr. Herriott continues to advise clients on macro and micro governmental and political risk analysis, as well as reputation management and public affairs campaigns. Since joining the Company as an independent director, Mr. Herriott has earned a certificate in Energy Innovation and Emerging Technologies from Stanford University and a Directorship Certification from the National Association of Corporate Directors. Mr. Herriott holds a Bachelor of Arts in political science and psychology from the University of West Georgia. He holds an Energy Innovation and Emerging Technologies Certificate from Stanford University and Directorship Certification from the National Association of Corporate Directors. Mr. Herriott was selected to serve as an independent director based on his extensive experience with legislative and regulatory issues, and with federal government energy initiatives, in particular.

David M. Kastin. Mr. Kastin has been an independent director since July 2013. From December 2022 through September 2023, Mr. Kastin was the Executive Vice President, Chief Legal Officer and Corporate Secretary of Bed, Bath & Beyond, Inc., which filed for bankruptcy protection in April 2023. The confirmation order for the wind down and liquidation of Bed, Bath & Beyond became effective in October 2023. Since October 2023, Mr. Kastin has been working with the plan administrator to wind down and liquidate the company. From August 2020 to December 2022, he was the General Counsel and Corporate Secretary of Clever Leaves International, Inc. From August 2015 through January 2020, he was Senior Vice President, General Counsel and Corporate Secretary of Vitamin Shoppe, Inc. From August 2007 through August 2015, Mr. Kastin was Senior Vice President-General Counsel and Corporate Secretary of Town Sports International Holdings, Inc. From March 2007 through July 2007, Mr. Kastin was Senior Associate General Counsel and Corporate Secretary of Sequa Corporation, a diversified manufacturer. From March 2003 through December 2006, Mr. Kastin was in-house counsel at Toys “R” Us, Inc., most recently as Vice President — Deputy General Counsel. From 1996 through 2003, Mr. Kastin was an associate in the corporate and securities departments at several prominent New York law firms, including Bryan Cave Leighton Paisner LLP. From September 1992 through October 1996, Mr. Kastin was a Staff Attorney in the Northeast Regional Office of the U.S. Securities and Exchange Commission. Mr. Kastin received his Bachelor of Arts in finance at George Washington University and his Juris Doctor from Cardozo School of Law. Mr. Kastin was selected to serve as an independent director based on his extensive experience as a legal and strategic advisor and counsel to publicly traded companies and his expertise in securities and corporate governance matters.

There is no family relationship between and among any of the Company’s executive officers or directors.

The Company’s Board of Directors held 14 meetings during the fiscal year ended December 31, 2024. All directors attended all of the board meetings held in 2024, except for David Kastin, who attended all but one board meeting, and Robert Brennan and Cynthia Curtis, who attended all but two board meetings held in 2024. All committee members attended all of the meetings of the committee(s) of which he/she was a member, if any, during 2024. The Company encourages all directors to attend the annual meeting of shareholders but does not have a written policy on board attendance at its annual meetings of shareholders. All directors attended the 2024 annual meeting of shareholders.

Risk Oversight and Board Leadership Structure

Through its direct oversight role, and indirectly through its committees, the Board of Directors performs a risk oversight function for the Company consisting of, among other things, the following activities: (i) at regular and special board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (ii) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (iii) meeting with the portfolio management team to review investment strategies, techniques, valuation and the processes used to manage related risks; and (iv) meeting with, or reviewing reports prepared by, the representatives of the Company’s key service providers, including its independent registered public accounting firm, to review and discuss the Company’s activities and to provide direction with respect thereto.

We operate under the direction of our Board of Directors, a majority of whom are independent ― Kathleen Cuocolo, Cynthia Curtis, Robert Herriott, and David M. Kastin. Charles Wheeler, who also until April 1, 2025, served as Chief Executive Officer and President of the Company and President of GCM, and David Sher, who also serves as Chief Executive Officer of GCM, and Robert Brennan, who also serves as Chairman of the Board of Directors, Co-Chair of the Board of Directors of Group LLC and as a non-executive officer of GCM, are the other members of our Board of Directors.

Robert Brennan serves as Chairman of the Company’s Board of Directors. The Board of Directors believes that Mr. Brennan’s knowledge of the Company’s business strategy and his extensive finance, investment and asset management experience make him best suited to serve as Chairman of the Company’s Board of Directors. We currently maintain separate Chair and CEO roles. Our current CEO, Daniel de Boer, is serving as interim CEO and does not serve on our Board of Directors. This current structure enables our CEO to focus on the development and execution of our business strategy, while allowing the Chair to lead the Board. Our Chair and CEO coordinate by ensuring that the Board’s strategic direction is effectively translated into actions and align on risk management decisions.

While the Board of Directors does not currently have a lead independent director, the Board of Directors, after considering various factors, has concluded that its structure of seven directors, four of whom are independent, is appropriate at this time given our current size and structure. The Nominating / Corporate Governance Committee of the Board of Directors periodically reviews and makes recommendations to the Board of Directors as to changes in the size, composition, organization, function and operational structure of the Board of Directors and its committees. As the Company’s assets increase, the Board of Directors will continue to monitor the Company’s structure and determine whether it remains appropriate based on the complexity of the Company’s operations.

Committees of the Board of Directors

The entire Board of Directors considers all major decisions concerning the Company’s business. However, the Company’s Fifth Operating Agreement provides that the Company’s Board of Directors may establish such committees as the Board of Directors believes appropriate. The Board of Directors currently has an Audit Committee, a Nominating / Corporate Governance Committee, and a Compensation Committee and may establish additional committees from time to time as necessary. The Company’s Board of Directors will appoint the members of the committee in its discretion, provided that each member of the Audit Committee and the Compensation Committee must be independent.

Audit Committee

The members of the Company’s standing Audit Committee are Kathleen Cuocolo, Cynthia Curtis, Robert Herriott, and David M. Kastin, all of whom are independent directors as defined in NASDAQ Listing Rule 5605(a)(2). Kathleen Cuocolo chairs the Company’s Audit Committee and serves as the “audit committee financial expert,” as that term is defined under Item 407 of Regulation S-K (“Regulation S-K”) of the Exchange Act of 1934 (the “Exchange Act”).

The Audit Committee operates pursuant to a written charter approved by the Company’s Board of Directors and meets periodically, as necessary. The charter was amended and restated effective as of April 25, 2024. The charter sets forth the purpose of the Audit Committee, including:

●	overseeing the corporate accounting and reporting practices of the Company and its subsidiaries;

●	overseeing the quality and integrity of the Company’s consolidated financial statements;

●	assuring the Company’s compliance with applicable legal and regulatory requirements;

●	reviewing the performance, qualifications and independence of the Company’s external auditors; and

●	reviewing the performance of the Company’s internal audit function.

A copy of the Audit Committee’s charter is available on the Company’s website: www.greenbackercapital.com/greenbacker-renewable-energy-company. The Audit Committee met five times during the fiscal year ended December 31, 2024. Each of the members of the Audit Committee attended all such meetings.

Nominating / Corporate Governance Committee

The members of the Company’s standing Nominating / Corporate Governance Committee are Robert Herriott, Cynthia Curtis, Robert Brennan, David Sher, Kathleen Cuocolo, and David M. Kastin. Charles Wheeler stepped down from the Nominating/Corporate Governance Committee effective April 1, 2025. Robert Herriott, Cynthia Curtis, Kathleen Cuocolo, and David M. Kastin are the independent directors as defined in NASDAQ Listing Rule 5605(a)(2) on the committee. Robert Herriott chairs the Company’s Nominating / Corporate Governance Committee.

The Nominating / Corporate Governance Committee operates pursuant to a written charter approved by the Company’s Board of Directors and meets periodically, as necessary. The charter was amended and restated effective as of April 25, 2024. The charter sets forth the purpose of the Nominating / Corporate Governance Committee, including:

●	assisting the Board of Directors by identifying individuals qualified to become members of the Board of Directors;

●	recommending to the Board of Directors the director nominees to be elected at each annual meeting of the Company’s shareholders;

●	recommending to the Board of Directors the director nominees to serve on each committee of the Board of Directors;

●	developing, together with the Chairman of the Board of Directors and members of senior management, and recommend to the Board of Directors succession plans for the Company’s Chief Executive Officer and other senior executive officers;

●	develop and recommend to the Board the corporate governance principles and guidelines applicable to the Company;

●	periodically reviewing the Company’s strategies, activities, policies and communications regarding sustainability and other ESG related matters and making recommendations to the Board of Directors; and

●	overseeing the Board and its respective committees in the annual review of their performance.

A copy of the Nominating / Corporate Governance Committee’s charter is available on the Company’s website: www.greenbackercapital.com/greenbacker-renewable-energy-company. The Nominating / Corporate Governance Committee met four times during the fiscal year ended December 31, 2024. Each of the members of the Nominating/Corporate Governance Committee attended all such meetings.

Shareholder Nominations for Director

The Nominating / Corporate Governance Committee considers candidates suggested by its members and other directors, as well as the Company’s management and shareholders. A shareholder who wishes to recommend a prospective nominee for our Board of Directors must provide notice to the Company’s corporate secretary in accordance with the requirements set forth in the Company’s Fifth Operating Agreement, the Nominating / Corporate Governance Committee charter and any applicable law, rule or regulation regarding director nominations. Nominations should be sent to Greenbacker Renewable Energy Company LLC, 230 Park Avenue, Suite 1560, New York, NY 10169, Attn: Shareholder Nominations. To have a candidate considered by the Nominating / Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

●	the name of the shareholder and evidence of the person’s ownership of Shares, including the number of Shares owned and the length of time of the ownership;

●	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating / Corporate Governance Committee and nominated to the Board of Directors; and

●	if requested by the Nominating / Corporate Governance Committee, a completed and signed director’s questionnaire.

Compensation Committee

The members of the Company’s standing Compensation Committee are Cynthia Curtis, Kathleen Cuocolo, Robert Herriott and David M. Kastin, all of whom are independent directors as defined in NASDAQ Listing Rule 5605(a)(2). Cynthia Curtis chairs the Company’s Compensation Committee.

The Compensation Committee operates pursuant to a written charter approved by the Company’s Board of Directors and meets periodically, as necessary. The charter was amended and restated effective as of April 25, 2024. The charter sets forth the purpose of the Compensation Committee, including:

●	overseeing the approval, administration and evaluation of the Company’s compensation plans, including equity incentive compensation plans that are maintained by the Company and/or under which equity incentive awards remain outstanding, compensation policies and compensation programs;

●	reviewing the compensation of the Company’s directors, executive officers, and other senior personnel as the Committee may determine from time to time;

●	reviewing, discussing with the Company’s management and recommending to the Board of Directors the Compensation Discussion and Analysis to be included, as required, in the Company’s annual proxy statement or annual report on Form 10-K;

●	preparing any report on or relating to executive compensation required by the rules and regulations of the SEC; and

●	assisting the Board of Directors with other related tasks, as assigned from time to time.

A copy of the Compensation Committee’s charter is available on the Company’s website: www.greenbackercapital.com/greenbacker-renewable-energy-company. The Compensation Committee met eight times during the fiscal year ended December 31, 2024. Each of the members of the Compensation Committee attended all such meetings.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of four independent directors: Cynthia Curtis (Chair), Kathleen Cuocolo, Robert Herriott and David M. Kastin. No member of the Compensation Committee is, or was during 2024, a current or former officer or employee of the Company or any of its subsidiaries. Additionally, during 2024, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

Code of Ethics

The Company adopted a written Code of Ethics designed to promote ethical conduct by all of the Company’s directors, officers and employees based upon the standards set forth under Item 406 of Regulation S-K. The Code of Ethics applies to all Company employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Company’s Code of Ethics is available on the Company’s website: www.greenbackercapital.com/greenbacker-renewable-energy-company.

Insider Trading Policy

There is no established public trading market for our LLC interests. As a result, the Company has not adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of securities by managers, executive officers, employees and the Company itself. Our Board and management will continue to evaluate the need for an insider trading policy, and we may adopt a formal policy in the future if appropriate.

Shareholder Communications to the Board of Directors

Shareholders may contact an individual director, the Board of Directors as a group, or a specified board committee or group, including the independent directors as a group, by writing to the following address:

Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560
New York, NY 10169
Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that the Company determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and each person who owns more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s Shares and other equity securities. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on the written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a Reporting Person complied with all Section 16(a) filing requirements in a timely manner during such fiscal year.

Executive Officers

The following table provides information on our current executive officers.

Name	Age	Position
Daniel de Boer	39	Interim Chief Executive Officer
Carl Weatherley-White	62	Interim Chief Financial Officer
Matthew Murphy	43	Chief Operating Officer
Michael Cunningham	37	Chief Accounting Officer
David Sher	61	President, Greenbacker Capital Management

The experience of Mr. Sher, who also serves as a director, is set forth under “Directors, Corporate Governance and Executive Officers—Biographical Information of Director Nominees.”

Daniel de Boer. Mr. de Boer has been our Interim Chief Executive Officer (“Interim CEO”) since April 1, 2025. Mr. de Boer is also the Chief Investment Officer of GCM. Prior to becoming Interim CEO, Mr. de Boer was Managing Director and Head of Infrastructure. Mr. de Boer is a seasoned renewables energy investment professional with nearly two decades of experience in the renewable energy space. Prior to joining the Company in December 2023, Mr. de Boer previously served as the Head of Renewables at Allianz Capital Partners of America from March 2019 through December 2023, where he led all aspects of the investment life cycle and played a role in shaping the strategic direction of their sustainable infrastructure platform. Prior to Allianz, Mr. de Boer spent time developing solar projects with VivoPower International plc, established Onyx Renewable Partner L.P. within Blackstone Energy Partners, and launched D.E. Shaw Renewable Investments while a part of the D.E. Shaw Group’s private equity team. Mr. de Boer holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Arts degree from Yale University.

Carl Weatherley-White. Mr. Weatherley-White has been our Interim Chief Financial Officer (“Interim CFO”) since January 28, 2025. Prior to becoming our Interim CFO, Mr. Weatherley-White was Head of Capital Markets of GCM. Prior to joining the Company in February 2024, Mr. Weatherley-White served as the Head of Renewable Investments at Advantage Capital. In this capacity, he led the creation of the firm’s renewable energy tax credit syndication platform and played a pivotal role in originating and structuring over $1.5 billion in tax credit investments. Previously, he held the positions of CEO and CFO at VivoPower International, a global energy infrastructure firm. During his tenure, he played a key role in the company’s IPO on NASDAQ and, subsequently, took the helm in actively steering the organization’s growth strategy. His prior experiences include Managing Director & Group Head of Global Project Finance at Barclays Capital and Lehman Brothers and Director of Energy Structured Finance at Credit Suisse. Mr. Weatherley-White is a director and the Chair of the Audit Committee of Cypress Creek Partners a private strategies manager with over $500 million of assets under management focused on middle market private equity and GP investments in emerging managers.

Matthew Murphy. Mr. Murphy has been our Chief Operating Officer (“COO”) since May 2023 and is responsible for all corporate and fleet operations and has extensive experience in the development, design, construction, and operation of renewable energy facilities. He joined GCM in November of 2016, bringing with him 12 years of experience in renewable power plant operations working in a wide variety of roles. In his time at GCM, Mr. Murphy has built and managed all of the fleet operations, information technology, and business operations functions of the company. From 2012 – 2016 he worked at Borrego Solar Systems, where he started and led their third-party fleets services group from the ground up, eventually growing it to 700 megawatts under management, making it one of the largest such providers in North America at the time. From 2007 – 2011 he worked at Peck Electric, the largest electrical contractor in Vermont, where he founded their renewables division and was responsible for the development, design, and construction of solar projects. During this time Mr. Murphy was also lead instructor for the IBEW’s photovoltaic training program where he certified over 300 electricians in photovoltaic installations and built the first renewable energy training facility in New England. This program was funded and backed by the Department of Energy. Mr. Murphy is an electrician by trade and education and was certified by the National Joint Apprenticeship and Training Committee, where he received his electrical license in 2011. In 2010, he became the youngest person in New England to receive his North American Board of Certified Energy Practitioner’s (NABCEP) energy certification at the age of 29.

Michael Cunningham. Mr. Cunningham has been our Chief Accounting Officer since August 2024. He is also the Chief Accounting Officer of GCM and Greenbacker Administration LLC (“Greenbacker Administration”). Mr. Cunningham is responsible for all areas of accounting, tax, internal and external financial reporting, including filings with the SEC and related internal controls, has extensive experience with U.S. GAAP, SEC regulations and SOX compliance including technical accounting matters, implementing new accounting standards, managing complex transactions, and internal and external audits. He joined GCM in November 2019. Mr. Cunningham’s prior roles include Senior Manager at CFGI and Assurance Manager at PricewaterhouseCoopers. He holds a Bachelor of Arts in Economics from Tufts University, a Master of Science in Accounting/Master of Business Administration from Northeastern University, and is a certified public accountant certified in the state of Massachusetts.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Compensation Program

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate directors who are not employed by the Company with a combination of cash and equity awards.

The Compensation Committee reviews the director compensation program and recommends proposed changes for approval by the Board of Directors. As part of this review, the Compensation Committee considers: (1) the significant amount of time expended and the skill level required by each director not employed by the Company in fulfilling his or her duties on the Board of Directors and its committees; (2) each director’s role and involvement on the Board of Directors and its committees; and (3) the market compensation practices and levels of our peer companies.

2024 Director Compensation Table

The following table sets forth information regarding all forms of compensation that were earned by or paid to, as applicable, our non-employee directors during the year ended December 31, 2024.

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation	Total
Kathy Cuocolo	$210,000	$46,250	$—	$256,250
Cynthia Curtis	$200,800	$53,450	—	$254,250
Robert Herriott	$190,000	$46,250	$—	$236,250
David Kastin	$190,000	$46,250	—	$236,250

(1)	Messrs. Wheeler, Brennan and Sher did not receive any compensation for their respective services as a director.

(2)	Amounts include fees earned for Board of Directors and committee services in 2024.

(3)	This column indicates the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of the Class P-I Shares of the Company that were granted to each non-employee director in 2024. The fair value of the shares granted was determined based on the monthly share value (“MSV”) of the Class P-I Shares in effect as of the date of each grant. Each non-employee director receive an award of fully vested Class P-I Shares of the Company on a quarterly basis with a grant date fair value equal to approximately $11,563 for service as a member of the Board of Directors in 2024 and, in the case of Ms. Curtis, an additional award of fully vested Class P-I Shares of the Company with a grant date fair value of $7,200 for her services as Compensation Committee Chair in 2024. As of December 31, 2024, none of the non-employee directors held outstanding unvested stock awards or outstanding unexercised option awards.

Narrative to Director Compensation Table

Each non-employee director earned Board of Director cash fees of $190,000 and was granted fully vested Class P-I shares with a grant date fair value equal to $46,250 in 2024 for service as a member of the Board of Directors. Ms. Cuocolo earned an additional $20,000 of cash fees for her services as Audit Committee Chair in 2024. Ms. Curtis earned an additional $10,800 of cash fees and was granted Class P-I shares with a grant date fair value of $7,200, in each case for her services as Compensation Committee Chair in 2024.

We granted Class P-I Shares to our non-employee directors in 2024 in the amounts set forth below.

Name	Stock Awards #(1)
Kathy Cuocolo	5,658.722
Cynthia Curtis	6,539.647
Robert Herriott	5,658.722
David Kastin	5,658.722

(1)	Class P-I Shares were granted to each director on January 22, 2024, January 25, 2024 (for Ms. Curtis only), April 10, 2024, July 8, 2024 and October 9, 2024, and were immediately vested upon such grant.

Compensation Discussion & Analysis

General

In this Compensation Discussion and Analysis, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during fiscal year 2024 (referred to herein as “named executive officers” or “NEOs”), including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal year 2024 and the material factors considered in making those decisions. For fiscal year 2024, our “named executive officers” and their positions were as follows:

Charles Wheeler, Chief Executive Officer (PEO)
Christopher Smith, Chief Financial Officer (PFO until February 2025)
Matthew Murphy, Chief Operating Officer
Spencer Mash, Chief Financial Officer (PFO until February 2024) and EVP (until October 2024)
Daniel de Boer, Head of Infrastructure
David Sher, President of Greenbacker Capital Management

Compensation Program and Governance

Our executive compensation program is grounded in a pay-for-performance philosophy that closely aligns the interests of our executives with those of our shareholders. The program is designed to reward both company-wide performance and individual contributions, with an emphasis on value creation and accountability at the most senior levels of the organization.

We are committed to providing a compensation structure that is market competitive, internally equitable, and fair. Our goal is to attract, retain, and motivate high-performing executives through a balanced mix of cash and equity-based awards that support both short- and long-term strategic objectives.

In the 2024 annual meeting, our Say-on-Pay proposal received 75% shareholder support, a decline from 95% in 2023. This decrease indicates shareholder concerns regarding our executive compensation practices. We attribute this decline to a need for greater transparency and alignment in our short-term incentive compensation process and clearer alignment between pay and performance. We are committed to engaging with our shareholders to address this downward trend of support from our shareholders.

In response, the Compensation Committee continues to conduct an ongoing review of the Company’s executive compensation program to evaluate whether the program supports the Company’s compensation philosophy and objectives and to monitor the program’s alignment with its strategic business objectives. In connection with this ongoing review, and based on feedback received through our shareholder outreach, the Compensation Committee continues to implement and maintain what it believes are best practices for executive compensation and governance to ensure outcomes that are in the shareholder’s long-term interest. Below is a summary of those practices:

What We Do	What We Don’t Do
Thorough market benchmarking process by independent consultant	No employment agreements (unless required by law)
“Double trigger” change in control severance agreements	No “single trigger” change in control severance agreements
Limited executive perquisites	No tax-gross ups on change in control benefits
Rigorous Compensation Committee oversight of incentive goals and metrics	No payment of dividends or dividend equivalents on unvested equity awards
Independent compensation consultant to the Compensation Committee	No supplemental retirement or defined benefit pension plans
Compensation Committee comprised solely of independent directors	No repricing of underwater stock options without shareholder approval
Significant use of performance-based vesting of equity awards

Business Performance and Results

We set forth here some highlights of our business performance in 2024, which gives context for the compensation that we paid to our executives for 2024.

Our fleet of clean energy projects produced approximately 2.8 million megawatt-hours (“MWh”) of total power during the fiscal year ended December 31, 2024, representing a year-over-year increase of 20%. The increase was due to an overall 20% annual production increase primarily due to our operating solar and wind fleets, which generated nearly 1.5 million MWh and 1.2 million MWh, respectively, of clean power during the fiscal year ended December 31, 2024. The new solar assets brought online during the fiscal year ended December 31, 2024, helped drive production growth and contributed an additional $13.6 million to the fleet’s annual operating revenue. Additionally, three repowered wind assets contributed an additional $11.9 million to the fleet’s annual operating revenue driven by retrofitted, more efficient wind turbines.

With respect to our independent power producer segment, we completed our first wind repowers (replacing older wind turbines on existing assets with new, more efficient ones), that began construction in fiscal 2023. The three wind assets strategically taken offline during portions of 2023 for repowering (i.e., retrofitting with new, more efficient equipment) had all returned to full operation producing power by early 2024. Two of these projects entered commercial operation in late 2023, with the third reaching the milestone in early 2024. As part of our repower strategy, we and Bedrock Renewables sourced equipment for the projects domestically, supporting well-paying long-term jobs for Americans and qualifying the facilities for the domestic content tax credit adder.

Along with annual revenue and year-over-year production and capacity increases, we also continued to deliver on our sustainability and impact goals during the fiscal year ended December 31, 2024. As of December 31, 2024, our clean energy assets had cumulatively produced approximately 11.0 million MWh of clean power since January 2016, abating over 7.0 million metric tons of carbon.

Adjusted EBITDA is a non-GAAP financial measure that adjusts income (loss) before income taxes to exclude interest, depreciation expense and amortization expense, as well as certain other income and expense items. Additionally, the Company adjusts for certain items that are not indicative of the ongoing operating performance of the business. For the year ended December 31, 2024, our Adjusted EBITDA was $59.8 million. For purposes of determining executive officer bonuses for the fiscal year ended December 31, 2024, our target Adjusted EBITDA was $48.9 million. Despite the headwinds contributing to a challenging market environment and downward pressure in renewable energy asset pricing across the sector, the Company continues to maintain sufficient overall liquidity and receive ongoing support from its leading project financing partners. We met our target Adjusted EBITDA for the fiscal year ended December 31, 2024. Please see Appendix A for a reconciliation of Adjusted EBITDA to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.

Compensation Process

The Compensation Committee is responsible for the executive compensation program design and decision-making process for named executive officer compensation. The Compensation Committee conducts regular reviews of the Company’s executive compensation practices, including the methodologies for setting NEO total compensation, the goals of the program and the underlying compensation philosophy. The independent compensation consultant provides recommendations and market data that the Compensation Committee considers when making decisions, as appropriate, regarding NEO compensation based on the assessment of performance and achievement of Company goals. The Compensation Committee also exercises its judgement in settling NEO compensation as to what is in the best interest of the Company and its shareholders.

The Compensation Committee, with the support of its independent compensation consultant and management, considers many aspects of the Company’s financial and operational performance and other factors when making executive compensation decisions including, but not limited to:

●	Long-term shareholder value

●	Company performance

●	Budget constraints of the Company

●	Internal equity

●	Experience level or tenure in position

●	Skills, experience, and tenure of incumbents

●	Market benchmarks against peer groups

Independent Compensation Consultant

The Compensation Committee initially retained Meridian Compensation Partners, LLC (“Meridian”) as its independent consultant during 2023. Meridian provides executive and director compensation consulting services, including advice regarding the design and implementation of compensation programs, market information, regulatory updates and analyses, and trends on executive compensation and benefits. Interactions between Meridian and management are generally limited to discussions on behalf of the Compensation Committee or as required to fulfill requests at the Compensation Committee’s direction. During 2024, Meridian did not provide any other services to the Company. Based on these factors, the Compensation Committee’s evaluation of Meridian’s independence pursuant to the requirements approved and adopted by the SEC and information provided by Meridian, the Compensation Committee determined that the work performed by Meridian did not raise any conflicts of interest.

Benchmarking Compensation to Peers

In 2023, Meridian conducted a competitive market analysis of executive target pay opportunities using an expanded 18-company peer group recommended by Meridian. The peer group represents companies with a similar market capitalization or enterprise value, industry comparability, and officer compensation disclosures. The companies in the peer group did not change for 2024.

●	Market review focused on positions that can be reliably matched to peer group publicly disclosed data
●	For roles with insufficient peer proxy data, Equilar’s Executive Compensation survey was leveraged
●	Cash compensation and long-term incentives were reviewed

Company Name
Bloom Energy Corporation	FuelCell Energy, Inc.
Hannon Armstrong Sustainable Infrastructure Capital, Inc.	Capital Power Corporation

Company Name
Sunnova Energy International Inc.	Ormat Technologies, Inc.
Ameresco, Inc.	Innergex Renewable Energy Inc.
SunPower Corporation	Boralex Inc.
Stem, Inc.	Altus Power, Inc.
Brookfield Renewable Corporation	American Superconductor Corporation
Array Technologies, Inc.	FTC Solar, Inc.
MN8 Energy, Inc.	REV Renewables, Inc.

Because comparative compensation information is just one of the several analytic tools used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts at other companies, the Compensation Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions. Furthermore, the compensation committee considers other factors as part of the compensation decision process such as individual and Company performance, experience, tenure, scope of the role, contribution, succession planning, and retention, among other factors unique to an individual or role. Based on these considerations, the Compensation Committee may decide to set compensation above or below median peer group levels.

Elements of Compensation

The primary elements of our named executive officers’ compensation and the main objectives of each are:

●	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income;
●	Annual Cash Performance-Based Incentive Compensation. Annual performance-based bonuses promote annual performance objectives and reward executives for their contributions toward achieving those objectives; and
●	Equity Long-Term Incentive Compensation. Equity compensation aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance and helps retain executive talent.

In addition, our named executive officers are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain the EPP, which aids in attracting and retaining executive talent. Each of these elements of compensation for 2024 is described further below.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new executive officers at the time of hire. In connection with such review, in early 2024, the Committee approved a base salary increase of $25,000 for Mr. Murphy.

Following such determinations, our NEOs’ annual base salary rates for 2024 were as set forth below.

Name and Principal Position	2024 Salary
Charles Wheeler, Chief Executive Officer	$500,000
Christopher Smith, Chief Financial Officer	$400,000
Matthew Murphy, Chief Operating Officer	$425,000
Daniel de Boer, Head of Infrastructure	$500,000
Spencer Mash, Chief Financial Officer (former)	$500,000
David Sher, President of Greenbacker Capital Management	$400,000

Cash Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program that provide incentives necessary to motivate and retain executive officers. We maintain an annual performance-based cash bonus program in which each of our NEOs (other than Messrs. Mash and de Boer) participated in 2024. Each such NEO was eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary.

Our Compensation Committee, based upon the recommendation of our CEO, establishes company performance goals each year that it determines are rigorous yet achievable for management and, at the completion of the year, determines actual bonus payouts after assessing company performance against these goals.

Consistent across each named executive officer who participated in our annual performance-based cash bonus program in 2024 were the following metrics, weighted for each individual based on the direct influence of each of these OKR outcomes:

OKR	Definition
Adjusted EBITDA

Purpose:

Adjusted EBITDA aims to provide a clearer, more comparable view of the Company’s core operating profitability across different periods and companies.

Targets:

Budget Adjusted EBITDA, with threshold and maximum +/- 25% of budget expectations

Rationale:

●    Transparency: Helps investors understand the Company’s core profitability and assess its operating performance.

●    Comparison: Provides a more consistent way to compare financial firms with similar business models, as it removes the impact of non-core items.

●    Focus on Operational Performance: Isolates the earnings generated from the Company’s core business operations, providing a more realistic view of its cash flow generation ability.

Please see Appendix A for a reconciliation of Adjusted EBITDA to its most closely comparable financial measures calculated in accordance with GAAP. This non-GAAP financial measure is not a substitute for or superior to the comparable financial measures under GAAP.

OKR	Definition
Fee Earning AUM

Purpose:

Fee-earning assets under management (AUM) represents the asset base upon which management fee revenue is earned from GCM’s managed funds.

Target:

Budget Fee Earning AUM, with threshold and maximum +/- 25% of budget expectations.

Rationale:

Part of what Greenbacker does is act as a financial intermediary that continuously secures capital from the capital marketplace and deploys it into well deserving investments offering highly visible cash flows that meet the associated cost of capital. Greenbacker secures management compensation from these managed funds to and secures long term performance.

Investors are drawn to invest with Greenbacker to manage their capital because Greenbacker provides a platform from which they can secure investable opportunities they might otherwise not see.

This capital contributes to a virtuous cycle within Greenbacker’s eco-system. In raising capital our investment teams are able to remain active in the market to surveil the best opportunities. This creates a positive loop of additional investable opportunities that are our investors find attractive.

In addition, growth in managed-assets contributes to increase in shareholder value because these managed assets typically pay management fees and performance fees over a long time frame to Greenbacker as a result of our value-added management practice.

Calculation:

The IM segment and the related revenue are driven by GCM’s investment management platform through management fee and incentive, performance-based fee revenues from current and future third-party funds managed by GCM and administrative revenue from certain of its managed funds, through services performed by Greenbacker Administration.

The primary sources of IM revenues are management fees and performance participation fees earned. Management fee revenue earned by our IM business is generally based upon the underlying net asset value, cost of investments or committed capital of the managed funds for which GCM provides investment management services, primarily relating to capital raise and deployment as well as other investor relation functions for third-party funds. The additional revenue source for the IM segment includes, for certain managed funds, administrative services performed by Greenbacker Administration. These services include technical asset management, finance and accounting, legal and other costs incurred by the Company in performing its administrative services.

OKR	Definition
Efficiency

Purpose:

Maintain a lower cost of operations and drive operating efficiency.

Target:

Budget operating expenses as a percentage of revenue generating IPP and IM assets, with threshold and maximum +/- 25% of expectations.

Rationale:

This metric assesses the effectiveness of the operational efficiency and maintenance of lower cost operations. A lower ratio percentage indicates the company is effective in reducing and managing its expenses. As we improve operational efficiency and asset utilization this maintains a lower cost of operations and drives operating efficiency.

Calculation:

Adjusted Operating Expenses / Average AUM + Average Gross PP&E (Weight Adjusted)

●     Adjusted Operating Expenses: Sum of the expenses incurred by the business for its day-to-day operations

●     Average AUM: Average fee earning assets under management

●     Average Gross PP&E: Average tangible assets of the revenue generating operating projects

1.    Adjusted Operating Expenses is defined as Total Operating Expenses before interest, tax, depreciation and amortization less non-recurring / extraordinary expenses or other costs excluded from Adjusted EBITDA.

2.    Average Assets Under Management (AUM) is defined as the average of beginning and ending fee-generating AUM on the Investment Management segment.

3.     Average Gross PP&E (In-Service) is defined as PP&E related Independent Power Producer projects that have achieved COD.

Average AUM and Average Gross PP&E (In-Service) is weighted adjusted based on each segment’s forecasted EBITDA contribution percentage.

Liquidity

Purpose:

Maintain sufficient cash and liquidity reserves to meet day-to-day operations and identify potential liquidity shortfalls.

Target:

The “Minimum Corporate Liquidity” defined as Corporate Cash plus availability of the Corporate Revolving Credit Facility. The target is based upon the Company’s budget, projected in / (out) flows for construction activities and a minimum liquidity “reserve” required. This OKR achievement was binary without a threshold and maximum.

Rationale:

Enhance financial liquidity and debt service capability.

OKR	Definition

Calculation:

Higher of Corporate Liquidity Floor (Unrestricted Cash + Revolver Availability) or Corporate Liquidity Required

●     Minimum Corporate Liquidity is defined as the higher of the Corporate Liquidity Floor or the Corporate Liquidity Required.

●     Liquidity Floor refers a $40 million minimum reserve, which is approximately 2% of tangible net PP&E.

●    Liquidity Required refers to the company’s calculated reserves, including (a) 6-months of forecasted cash flow deficits, (b) 2-months of corporate working capital and (c) 3% of budgeted construction spend for the year.

1.    Minimum Liquidity Metric is expected to be tested quarterly and reevaluated each quarter alongside the corporate liquidity model (CLM).

2.    Corporate Liquidity (Corporate Unrestricted Cash + Revolver Availability) provides an indirect view on the distributable cash flow from the portfolio assets up to the GREC Parent. Debt Service Coverage Ratio (DSCR) maintenance tests may be a better measure on inferring the health on our project financed assets. The company is planning a large-scale debt refinancing in 2025-2H that may significantly change the debt structure and distribution of cash flows. As such, we recommend considering certain DSCR-driven liquidity measures post the refinancing event.

3.    Corporate Unrestricted Cash is defined as bank accounts related to GREC Corp, Greenbacker Administration LLC, GREC LLC, and Greenbacker Capital Management (collectively the “GREC Parent”)

4.     Inclusion of Revolver Availability assumes the company has reliable access to the availability.

360 Overall Performance Feedback Rating

Purpose:

Enhance feedback systems and for executives to exemplify what role model leadership looks like at Greenbacker through a 360 view. The results were inputs for consideration in the Talent Review Process and the Succession Planning of critical roles.

Target:

Target = 3, Threshold 2 and Max 5.

Rating scale is 1-5:

●     5 = Sets a New Standard

●     4 = Consistently Exceeds Expectations

●     3 = Consistently Meets Expectations

●     2 = Below Expectations

●     1 = Needs Development

360 Multi-Rater Process: Self, Manager, Directs, and Peers

Rationale:

Greenbacker believes it’s not just what executives accomplish, but also how executives accomplish those outcomes. Our Core Leadership Competency model was the backbone for the criteria used to measure role model leadership at Greenbacker.

OKR	Definition

Measurement:

Greenbacker developed a Leadership Competency model in 2024 to define the core leadership behaviors, attributes, skills, and capabilities. 12 Competencies were defined:

●     Leadership Courage

●     Embraces Change/Inspires Adaptability

●     Resiliency/Grittiness

●     Drives Vision and Purpose

●     Influence Through Social Capital

●     Drives Results Through Accountability

●     Business Acumen

●     Systems Thinker/Process Optimization

●     Curious Mindset

●     Talent Developer/Talent Scout

●     Instills Trust/Trustworthiness

●     Decisiveness/Intelligent risk taker

The metric took the average rating of 12 Leadership Competencies on a scale of 1-5.

In addition to the above OKRs, each named executive officer was given individualized goals/OKRs as appropriate.

The following sets forth the 2024 payout results determined by the Compensation Committee determined for each of our named executive officers.

Charles Wheeler, Chief Executive Officer

The Compensation Committee considered the framework described in the below table to determine Mr. Wheeler’s 2024 annual bonus.

Charles Wheeler, Chief Executive Officer

Annual Incentive Opportunities:
		Threshold	Target	Max
Dollar Opportunity		$250,000	$500,000	$1,000,000

Bonus Factor	Performance Objectives			Weighting	Performance Results	Amount Earned
	Threshold (50%)	Target (100%)	Maximum (200%)
Adjusted EBITDA ($M)	$36.7	$48.9	$61.1	45%	$73.1	$450,000
Fee Earning AUM ($B)	0.9	1.2	1.5	20%	0.757	$0
Objectives and Key Results				35%	170%	$297,500
OBJ-1: Efficiency
KR-1: Productivity : Maintain a lower cost of operations and drive operating efficiency	10.1%	8.1%	6.1%	10.5%	7.8%	$60,375
OBJ-2: Liquidity
KR-1: Cash Flow Improvement ($M): Maintain sufficient cash and liquidity reserves to meet day-to-day operations and identify potential liquidity shortfalls	$42.6	$42.6	$42.6	15.8%	$51.3	$157,500
OBJ-3: Enhance Leadership Development
OBJ-3: Enhance Leadership Development: Map Succession Plan for Charles, David Sher and Key Leaders. Mapping Key Skills, Development Opportunities per executive, Market References and Key Internal Employees.	2	4	6	7.0%	6	$70,000
KR-1: Succession Planning
OBJ-4: 360 Performance Evaluation: Opportunity to evaluate 360 multi-rater performance against Leadership Competency Model	2	3	5	1.8%	3.2	$9,625

Total Calculated Bonus					150%	$747,500

Total Actual Bonus						$0

Despite the performance results of Mr. Wheeler’s formulaic bonus calculation, the Board of Directors exercised its discretion and authority to reduce Mr. Wheeler’s bonus to $0 in consideration of the Company’s overall performance, the impairment of Goodwill, the downward adjustment of the net asset value as of December 31, 2024, and the CEO transition.

Spencer Mash, Chief Financial Officer

In connection with the appointment of Mr. Smith, effective February 1, 2024, Spencer Mash resigned from position as Chief Financial Officer and was not eligible to participate in the Company’s annual performance-based cash bonus program for 2024. Later Mr. Mash terminated his employment on October 1, 2024. He did not receive a 2024 annual bonus.

Christopher Smith, Chief Financial Officer

Mr. Smith was appointed on February 1, 2024, succeeding Mr. Mash as Chief Financial Officer. His OKRs included the following:

Chris Smith, Chief Financial Officer

Annual Incentive Opportunities:
		Threshold	Target	Max
Dollar Opportunity		$200,000	$400,000	$800,000

Bonus Factor	Performance Objectives			Weighting	Performance Results	Amount Earned
	Threshold (50%)	Target (100%)	Maximum (200%)
Adjusted EBITDA ($M)	$36.7	$48.9	$61.1	45%	—	—
Fee Earning AUM ($B)	0.9	1.2	1.5	20%	—	—
OKRs				35%	—	—
OBJ-1: Efficiency
KR-1: Productivity: Maintain a lower cost of operations and drive operating efficiency	10.1%	8.1%	6.1%	8.8%	—	—
OBJ-2: Liquidity
KR-1: Issue a Rights Offering or other capital markets transaction: Successfully raise >/= $200 million, exclusive of any discounts offered to incentivize investments	75MM	135MM	200MM	4.4%	—	—
KR-2: Cash Flow Improvement: Achieve a Debt Service Coverage Ratio (DSCR)	1.8x	1.9x	2x	4.4%
OBJ-3: AFT Culture Objective: Departmental Culture
AFT & EE survey results & team collaborative session to identify areas for improvement and implementing corrective measures, with the goal of increasing overall team productivity & engagement.	2	4	6	8.8%
OBJ-4: 360 Performance Evaluation
360 Performance Evaluation: Opportunity to evaluate 360 multi-rater performance against Leadership Competency Model	2	3	5	8.8%	—	—

Total Calculated Bonus						—

Total Actual Bonus						NA

On January 29, 2025, the Company announced that the Board of Directors exercised its discretion to approve a separation agreement with Mr. Smith as Chief Financial Officer of the Company. He did not receive a 2024 annual bonus.

Matthew Murphy, Chief Operating Officer

The Compensation Committee considered the framework described in the below table to determine Mr. Murphy’s 2024 annual bonus.

Matthew Murphy, Chief Operating Officer

Annual Incentive Opportunities:
		Threshold	Target	Max
Dollar Opportunity		$212,500	$425,000	$850,000

Bonus Factor	Performance Objectives			Weighting	Performance Results	Amount Earned
	Threshold (50%)	Target (100%)	Maximum (200%)
Adjusted EBITDA ($M)	$36.7	$48.9	$61.1	45%	$73.1	$382,500
Fee Earning AUM ($B)	0.9	1.2	1.5	20%	0.757	$0
Objectives and Key Results				35%	172%	$255,850
OBJ-1: Efficiency
KR-1: Productivity : Maintain a lower cost of operations and drive operating efficiency	10.1%	8.1%	6.1%	10.5%	7.8%	$51,319
OBJ-2: Liquidity
KR-1: Cash Flow Improvement ($M): Maintain sufficient cash and liquidity reserves to meet day-to-day operations and identify potential liquidity shortfalls	$42.6	$42.6	$42.6	15.8%	$51.3	$133,875
OBJ-3: Streamline Business Processes
KR-1: Task Management: Increase the utilization of internal task management tools for interdepartmental processes by 20%, leveraging platforms like Asana or adopting a new task management tool.	2	4	6	3.5%	6	$29,750
KR-2: Maintenance Transition:Transition 100% of corrective and preventive maintenance activities onto Greentracker, eliminating the need for Field Service Manager Contract and reducing software costs while improving operational efficiency.	2	4	6	3.5%	6	$29,750
OBJ-4: 360 Performance Evaluation
360 Performance Evaluation: Opportunity to evaluate 360 multi-rater performance against Leadership Competency Model	2	3	5	1.8%	4	$11,156

Total Calculated Bonus					150%	$638,350

Total Actual Bonus						$188,913

Despite the performance results of Mr. Murphy’s formulaic bonus calculation, the Board of Directors exercised its discretion and authority to reduce Mr. Murphy’s bonus by 70% to $188,913 in consideration of the company’s overall performance, the impairment of Goodwill and the downward adjustment of the net asset value. The bonus he received was in recognition of the following achievements:

●	Increase in 30% of usage of interdepartmental task tracking, and overall task tracking up by 51%.
●	Establishment of the liquidity inputs system, drastically increasing the fidelity of liquidity tracking across all CapEx spending categories.
●	Automation of fleet statistics to enable dashboards that track key financial dash boards, fleet reporting, and KPIs.

Daniel de Boer, Head of Infrastructure

Mr. de Boer was contractually guaranteed a 2024 annual bonus of $1,000,000.

David Sher, President of GCM

The Compensation Committee considered the framework described in the table below to determine Mr. Sher’s 2024 annual bonus.

David Sher, President of GCM

Annual Incentive Opportunities:
		Threshold	Target	Max
Dollar Opportunity		$200,000	$400,000	$800,000

Bonus Factor	Performance Objectives			Weighting	Performance Results	Amount Earned
	Threshold (50%)	Target (100%)	Maximum (200%)
Adjusted EBITDA ($M)	$36.7	$48.9	$61.1	45%	$73.1	$360,000
Fee Earning AUM ($B)	0.9	1.2	1.5	20%	0.757	$0
OKRs				35%	142%	$209,844
OBJ-1: Efficiency
KR-1: Productivity: Maintain a lower cost of operations and drive operating efficiency	10.1%	8.1%	6.1%	10.5%	7.8%	$48,300
OBJ-2: Liquidity
KR-1: Cash Flow Improvement ($M): Maintain sufficient cash and liquidity reserves to meet day-to-day operations and identify potential liquidity shortfalls	$42.6	$42.6	$42.6	15.8%	$51.3	$126,000
OBJ-3: Meet or exceed capital raising goals under budget
KR-1: Increase managed fund assets: Increase by $450 Million across GREC II, GDEV II, GSR and GROZ II	250	450	600	2.3%	-56.2	$0
KR-2: Increase Investment Management revenues: Increase IM Revenues by 60% YOY	30% Increase	60% Increase	90% Increase	2.3%	0.41	$6,378
KR-3: Outperform expense projections: Keep total IM expenses below $24 million (except for commissions booked on capital raise above forecast)	$26.0	$24.0	$22.0	2.3%	20.59	$18,667
OBJ-4: 360 Performance Evaluation
360 Performance Evaluation: Opportunity to evaluate 360 multi-rater performance against Leadership Competency Model	2	3	5	1.8%	4	$10,500

Total Calculated Bonus						$569,844

Total Actual Bonus						$146,855

Despite the performance results of Mr. Sher’s formulaic bonus calculation, the Board of Directors exercised its discretion and authority to reduce Mr. Sher’s bonus by 74% to $146,855 in consideration of the company’s overall performance, the impairment of Goodwill and the downward adjustment of the net asset value. The bonus he received was in recognition of the following achievements:

●	Contributed to the cash flow of the company by managing expenses with an above expectations performance.
●	Providing continued leadership, management, and oversight to the GDEV, GSR, and Business Development & Investment Services departments.

Equity Long-Term Incentive Compensation

Greenbacker 2023 Equity Incentive Plan

The Greenbacker Renewable Energy Company LLC 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”) allows for the grant of certain share-based awards in respect of Class P-I shares to employees and non-employee directors. The Board of Directors determines the period over which share-based awards vest, and awards generally vest over a one to four-year period. Our NEOs (other than Mr. Mash) received two-thirds of their 2024 annual equity award under the 2023 Equity Incentive Plan in the form of performance-based restricted share units and one-third in the form of service-based restricted share units. Each of the service-based restricted share units is eligible to vest ratably on an annual basis over a three-year period on each anniversary of July 1, 2024 . Each of the performance-based restricted share units is eligible to vest in an amount equal to 0% to 200% of the target Shares subject to the award on the fourth anniversary of the award date, subject to the achievement of requisite Total Shareholder Return over a three-year period (as set forth below).

Level	TSR	Vesting (as a % of Target Number of Restricted Share Units Granted) *
Threshold	0.00%	50%
Target	20.00%	100%
Stretch	40.00%	150%
Maximum	60.00%	200%

*	Unless otherwise determined by the Board of Directors, (i) none of the performance-based restricted share units will vest if Total Shareholder Return is negative, (ii) even if Total Shareholder is in excess of 60.00%, no more than 200% of the target number of performance-based restricted share units granted will vest, and (iii) if achieved Total Shareholder Return falls between any two targets set forth above, actual vesting shall be determined using liner interpolation.

The Compensation Committee determines the aggregate size of annual restricted share unit awards as a percentage of combined short-term incentive compensation (annual base salary and target bonus). These percentages vary based on level and tenure and were the following in 2024 for each of our NEOs:

Name	Aggregate RSU Award Value	Threshold Aggregate PRSU Award Value	Target Aggregate PRSU Award Value	Stretch Aggregate PRSU Award Value	Maximum Aggregate PRSU Award Value
Charles Wheeler	37%	37%	73%	110%	147%
Christopher Smith	33%	33%	67%	100%	133%
Matthew Murphy	33%	33%	67%	100%	133%
Daniel de Boer	33%	33%	67%	100%	133%
David Sher	33%	33%	67%	100%	133%

Greenbacker Group LLC Equity Incentive Plan

In connection with the acquisition of GCM, Greenbacker Administration LLC and other affiliated companies on May 19, 2022 (the “Acquisition”, Group LLC adopted the Greenbacker Group LLC Equity Incentive Plan (the “Group LLC EIP”) on May 19, 2022. The Group LLC EIP permits grants of Series E Membership Interests in Group LLC or in GB EO Holder LLC (we refer to these as “EO Awards”). The EO Awards vest in one, two or three tranches over a service period ranging from one, two, three years or longer, depending on whether and when certain run rate revenue levels are achieved. These awards have a quarterly run rate revenue targets between $25 million and $37.5 million. The EO Awards will initially not be entitled to share in any distributions paid by the Company but will have the potential to participate on a share-for-share basis with Class P-I Shares, subject to the satisfaction of separate quarter-end run-rate revenue benchmark targets. As of December 31, 2024, the Company determined that it was improbable that any of the run rate levels would be achieved and therefore that any of the remaining EO Awards would become participating.

In connection with the commencement of their respective employment, Messrs. Smith and de Boer each received an EO Award in February 2024, with a target grant date fair value equal to 100% of their respective base salaries.

Equity Award Timing Policies and Practices

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule (or, in the case of non-employee directors, a predetermined quarterly schedule). In fiscal 2024, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our NEOs.

Executive Protection Plan

GREC maintains the Greenbacker Renewable Energy Corporation Executive Protection Plan (the “EPP”) for the benefit of certain management employees of GREC, the Company and their respective subsidiaries. The EPP provides for severance payments to participating executives of the Company following involuntary terminations of employment without cause or terminations of employment by the participating executives following a constructive termination of the executives’ employment. The severance provided under the EPP is conditioned on the executive’s adherence to certain restrictive covenants and the execution and non-revocation of a general release of claims. See the section titled “Potential Payments Upon Termination or Change in Control” for a more detailed description of the EPP.

Offer Letters

The material terms of the employment and compensation for 2024 for each of Messrs. Wheeler, Smith, Murphy, Sher, de Boer and Mash were detailed in offer letters from GREC.

The material terms of Mr. Wheeler’s employment were as follows: (i) a base salary of $500,000; (ii) a target bonus of 100% of base salary; (iii) participation in the EPP, under which Mr. Wheeler would be entitled to (a) severance following a termination without cause by GREC or a constructive termination of Mr. Wheeler (each as defined in the EPP) equal to 2.0x the total amount of his base salary and average annual bonus and (b) severance for a qualifying termination following a change of control equal to 3.0x the total amount of his base salary and average annual bonus; (iv) a restrictive covenant period for non-compete and non-solicitation of 24 months following a termination for any reason (or 36 months in the case of a qualifying termination following a change in control); and (v) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to similarly situated executives and employees of GREC.

On March 28, 2025, Mr. Wheeler provided a letter of resignation to the Company pursuant to which, on April 1, 2025 (the “Transition Date”), he stepped down as CEO of the Company and as Chairman of the Board of Directors and as a member of the Board of Director’s nominating and governance committee. Mr. Wheeler has also resigned as a director of the Board of Directors, effective as of the earlier of December 31, 2025 and the date on which a permanent CEO of the Company is appointed. As of the Transition Date, Mr. Wheeler continued to be a non-executive employee of the Company and was designated as Founder and Chairman Emeritus. On March 31, 2025, Mr. Wheeler

entered into a transition agreement with the Company and certain of its affiliates (the “Transition Agreement”) that sets forth the terms of his employment and certain other matters on and following the Transition Date. During the period beginning on the Transition Date and ending on April 1, 2026 (or such earlier date on which Mr. Wheeler’s employment is terminated by him or the Company) (such period, the “Term”), Mr. Wheeler will serve in the role of Founder and Chairman Emeritus, remain an at-will employee of the Company and provide advice and assistance to the Company on an as-requested basis, including with respect to supporting the Company’s interim CEO (“Interim CEO”) and the Company’s permanent CEO, responding to reasonable requests for information and assistance and such other matters as may be reasonably assigned by the Company. During the Term, Mr. Wheeler will receive a base salary at a rate of $750,000 per annum, will not be eligible to receive an annual bonus or other cash incentive compensation and will continue to be eligible to participate in employee benefit plans, programs, policies and arrangements of the Company and its subsidiaries; provided, however, that Mr. Wheeler will no longer be eligible to participate in any severance plan or program of the Company and its subsidiaries (including the EPP), except for the potential severance set forth in the Transition Agreement. With respect to Mr. Wheeler’s unvested equity awards that were outstanding as of the Transition Date, Mr. Wheeler retained any portion of such equity awards that were subject to solely service-based vesting conditions and would otherwise vest prior to April 1, 2027 (which shall remain eligible to vest subject to the existing terms and conditions of such equity awards, subject to Mr. Wheeler’s continued employment) and immediately forfeited for no consideration all other equity awards. The Company also agreed to reimburse Mr. Wheeler for reasonable and documented legal expenses that were incurred for legal advice obtained in connection with the Transition Agreement in an amount of up to $15,000. Under the Transition Agreement, if Mr. Wheeler’s employment is terminated without “cause” prior to the end of the Term, due to death or “disability” prior to the end of the Term or as a result of the expiration of the Term, then in any such case, subject to Mr. Wheeler (i) executing and not revoking a general release of claims and (ii) complying with the terms of the Transition Agreement, Mr. Wheeler will be entitled to receive the following payments and benefits: (a) continued payment of his base salary, payable in cash in substantially equal amounts in accordance with normal payroll practices for the period beginning on his termination date and ending on April 1, 2027, (b) subsidized COBRA benefits for the period beginning on his termination date and ending on October 1, 2026, and (c) acceleration of any then-outstanding unvested equity awards on the termination date. The Transition Agreement also includes a reaffirmation of Mr. Wheeler’s existing restrictive covenants, provided that any non-competition and non-solicitation covenants will end on April 1, 2027.

The material terms of Mr. Murphy’s employment are as follows: (i) a base salary of $425,000; (ii) a target bonus of 100% of base salary, based on performance level; (iii) participation in the EPP, under which Mr. Murphy would be entitled to (a) severance following a termination without cause by GREC or a constructive termination of Mr. Murphy (each as defined in the EPP) equal to 1.5x the total amount of his base salary and average annual bonus and (b) severance for a qualifying termination following a change of control equal to 2.25x the total amount of his base salary and average annual bonus; (iv) a restrictive covenant period for non-compete and non-solicitation of 18 months following a termination for any reason (or 27 months in the case of a qualifying termination following a change in control); and (v) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to similarly situated executives and employees of GREC.

The material terms of Mr. Sher’s employment are as follows: (i) a base salary of $400,000; (ii) a target bonus of 70% of base salary; (iii) participation in the EPP, under which Mr. Sher would be entitled to (a) severance following a termination without cause by GREC or a constructive termination of Mr. Sher (each as defined in the EPP) equal to 1.5x the total amount of his base salary and average annual bonus and (b) severance for a qualifying termination following a change of control equal to 2.25x the total amount of his base salary and average annual bonus; (iv) a restrictive covenant period for non-compete and non-solicitation of 18 months following a termination for any reason (or 27 months in the case of a qualifying termination following a change in control); and (v) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to similarly situated executives and employees of GREC.

 The material terms of Mr. de Boer’s employment are as follows: (i) a base salary of $500,000; (ii) a guaranteed bonus for calendar years 2023 and 2024 of no less than $800,000 and $1,000,000; respectively (iii) participation in the EPP, under which Mr. de Boer would be entitled to (a) severance following a termination without cause by GREC or a constructive termination of Mr. de Boer (each as defined in the EPP) equal to 1.0x the total amount of his base salary and (b) severance for a qualifying termination following a change of control equal to 1.5x the total amount of his base salary; (iv) a restrictive covenant period for non-compete and non-solicitation of 12 months following a termination for any reason (or 18 months in the case of a qualifying termination following a change in control); and (v) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to similarly situated executives and employees of GREC.

The material terms of Mr. Smith’s employment were as follows: (i) a base salary of $400,000; (ii) a target bonus of 100% of base salary; (iii) participation in the EPP, under which Mr. Smith would be entitled to (a) severance following a termination without cause by GREC or a constructive termination of Mr. Smith (each as defined in the EPP) equal to 1.5x the total amount of his base salary and average annual bonus and (b) severance for a qualifying termination following a change of control equal to 2.25x the total amount of his base salary and average annual bonus; (iv) a restrictive covenant period for non-compete and non-solicitation of 18 months following a termination for any reason (or 27 months in the case of a qualifying termination following a change in control); and (v) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to similarly situated executives and employees of GREC. In addition, Mr. Smith received taxable relocation assistance payments in 2024 equal to $253,961 and legal services reimbursement payments in 2024 equal to $27,500. On January 29, 2025, the Board of Directors exercised its discretion to approve a separation agreement with Mr. Smith as Chief Financial Officer of the Company. Pursuant to the separation agreement, which was subject to certain conditions and Mr. Smith’s execution, delivery and non-revocation of a release of claims, Mr. Smith received a lump sum cash severance payment of $366,666 and an additional $15,000 payment for payment of legal expenses that were incurred for legal advice obtained in connection with the separation agreement. Mr. Smith is required to comply with certain restrictive covenants regarding non-disclosure of Company information and non-disparagement.

The material terms of Mr. Mash’s employment were as follows: (i) a base salary of $500,000; (ii) a target bonus of 100% of base salary; (iii) participation in the EPP, under which Mr. Mash would be entitled to (a) severance following a termination without cause by GREC or a constructive termination of Mr. Mash (each as defined in the EPP) equal to 1.5x the total amount of his base salary and average annual bonus and (b) severance for a qualifying termination following a change of control equal to 2.25x the total amount of his base salary and average annual bonus; (iv) a restrictive covenant period for non-compete and non-solicitation of 18 months following a termination for any reason (or 27 months in the case of a qualifying termination following a change in control); and (v) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to similarly situated executives and employees of GREC.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis section in this Proxy Statement with management. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation Committee:

Cynthia Curtis (Chair)

Kathy Cuocolo

Robert Herriott

David Kastin

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing information about the relationship of the total annual compensation of Charles Wheeler, our Chief Executive Officer (“CEO”) for the entirety of fiscal year 2024, to the total annual compensation of our median employee excluding our CEO. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For the year ended December 31, 2024, our last completed fiscal year:

●	We have estimated that the total annual compensation of our median employee (with the median determined based on all employees other than other than Mr. Wheeler) was $169,592; and

●	The total annual compensation of our CEO, as reported in the 2024 Summary Compensation Table, was $1,568,325.

Based on this information for fiscal year 2024, the ratio of the total annual compensation for Mr. Wheeler, our CEO, to the total annual compensation of our median employee, was approximately 9.25 to 1.

In order to determine this ratio, we first identified one of our employees as the median employee by reviewing annual gross wages of all of our employees as of December 15, 2024.

Once we identified the median employee, we then determined the total annual compensation for fiscal year 2024 of that employee using the same rules that apply to reporting compensation for our Named Executive Officers in the 2024 Summary Compensation Table.

The pay ratio disclosure rules allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies in calculating their own pay ratios.

Executive Compensation

This section discusses material components of the executive compensation program for our named executive officers.

2024 Summary Compensation Table

The following table sets forth all compensation awarded to, paid to, or earned by (as applicable) the named executive officers for the fiscal year ended December 31, 2024, 2023 and 2022. Under applicable SEC rules, we have excluded compensation for 2023 and 2022 (as applicable) for any of our 2024 named executive officers who were not named executive officers during those earlier years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Charles Wheeler	2024	$500,000	$—	$1,068,325	$—	$—	$1,568,325
Chief Executive Officer	2023	$500,000	$250,000	$2,128,984	$—	$—	$2,878,984
	2022	$310,904	$1,000,000	$—	$—	$—	$1,310,904
Christopher Smith	2024	$366,667	$—	$1,090,112	$—	$290,786	$1,747,564
Chief Financial Officer
Matthew Murphy	2024	$432,697	$—	$835,024	$188,913	$—	$1,456,634
Chief Operating Officer	2023	$409,780	$465,140	$1,432,228	$264,860	$—	$2,572,008
Daniel de Boer	2024	$500,000	$1,000,000	$2,091,053	$—	$10,350	$3,601,403
Head of Infrastructure
Spencer Mash	2024	$421,272	$—	$—	$—	$—	$421,272
Chief Financial Officer (former)	2023	$509,780	$364,667	$1,935,440	$385,333	$—	$3,195,220
	2022	$314,630	$1,000,000	$1,806,318	$—	$—	$3,120,948
David Sher	2024	$409,270	$—	$675,725	$146,855	$10,350	$1,242,200

(1)	The amounts reported in this column represent the aggregate grant date fair value of restricted share units and EO Awards granted to our named executive officers during 2024, 2023 and 2022 (as applicable), as calculated in accordance with ASC Topic 718, which for performance-based restricted share units and EO Awards is based on the probable outcome of applicable performance conditions as of the grant date, without regard to estimated forfeitures.

The assumptions used in calculating the grant date fair value of such awards are more fully described in Note 19, Share-based Compensation in the notes to Consolidated Financial Statements (Non-Investment Basis) contained in the Company's Annual Report. The values do not correspond to the actual value that the named executive officers may realize from the awards, which may be more or less. The values of the performance-based restricted share units and EO Awards (as applicable) granted in 2024 to Messrs. Wheeler, Smith, Murphy, de Boer, and Sher assuming they are earned at maximum level of performance are $1,424,314, $1,284,289, $1,113,271, $2,576,493, and $900,893, respectively.

(2)	The amounts in this column reflect the amounts set forth in the table below.

Name	Company Contributions to 401(k) Plan ($)	Reimbursement of Legal Services ($)	Reimbursement of Relocation Expenses ($)	Total
Christopher Smith	$9,325	$27,500	$253,961	$290,786
Daniel de Boer	10,350	—		10,350
David Sher	10,350	—		10,350
	$30,025	$27,500	$253,961	$311,486

2024 Grants of Plan-Based Awards

The following table sets forth information regarding each non-equity incentive plan award and each equity incentive award granted to our NEOs during the fiscal year ending December 31, 2024. Mr. Mash was not granted any such award during the fiscal year ending December 31, 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Charles Wheeler	7/18/2024	(1)							44,677.35	$356,168
	7/18/2024	(2)				44,677.35	89,354.70	178,709.40		$712,157
	N/A	(4)	$250,000	$500,000	$1,000,000
Christopher Smith	2/27/2024	(3)					45,465.00			$507,389
	7/18/2024	(1)							24,369.44	$194,273
	7/18/2024	(2)				24,369.50	48,739.01	97,478.01		$388,450
	N/A	(4)	$200,000	$400,000	$800,000
Matthew Murphy	7/18/2024	(1)							34,920.68	$278,388
	7/18/2024	(2)				34,920.68	69,841.35	139,682.70		$556,636
	N/A	(4)	$212,500	$425,000	$850,000
Daniel de Boer	2/27/2024	(3)					56,832.00			$634,245
	7/18/2024	(1)							60,923.72	$485,684
	7/18/2024	(2)				60,923.73	121,847.45	243,694.90		$971,124
	N/A	(4)	$—	$—	$—
David Sher	7/18/2024	(1)							28,258.80	$225,279
	7/18/2024	(2)				28,258.87	56,517.73	113,035.46		$450,446
	N/A	(4)	$200,000	$400,000	$800,000

(1)	In July 2024, the Company granted service-based restricted share units to Messrs. Wheeler, Smith, Murphy, de Boer and Sher that vest ratably on an annual basis over a three-year period.

(2)	In July 2024, the Company granted performance-based restricted share units to Messrs. Wheeler, Smith, Murphy, de Boer and Sher that are both a market and service-based award in accordance with ASC Topic 718. Shares under these awards will vest in an amount equal to 0% to 200% of the target Shares subject to the award on the fourth anniversary of the award date, subject to the achievement of requisite Total Shareholder Return over a three-year period.

(3)	In February 2024, Messrs. Smith and de Boer were granted EO Awards. The EO Awards vest in one or two tranches over a service period of one or two years, depending on whether and when certain run-rate revenue levels are achieved, subject to the satisfaction of separate quarter-end run-rate revenue benchmark targets.

(4)	Amounts reflect the potential payouts to each NEO (other than Mr. de Boer) under our annual performance-based cash bonus program for 2024. Mr. de Boer was contractually guaranteed an annual bonus of $1,000,000 for 2024 and was not granted any non-equity incentive plan compensation.

 Outstanding Equity Awards at Fiscal 2024 Year-End

The following table sets forth information regarding the outstanding equity awards held by the named executive officers as of December 31, 2024. Mr. Mash did not hold outstanding equity awards as of December 31, 2024.

Name	Grant Date		Number of shares or units of stock that have not Vested (#)	Market Value of shares or units that have not Vested ($) (5)	Equity Incentive Plan Awards: Number of shares or units of stock that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (5)
Charles Wheeler	8/9/2023	(2)	55,341.79	$283,848	332,050.28	$1,703,086
	7/18/2024	(4)	44,677.35	$229,150	89,354.70	$458,300
Christopher Smith	2/27/2024	(3)			45,465.00	$—
	7/18/2024	(4)	24,369.44	$124,991	48,739.01	$249,982
Matthew Murphy	5/19/2022	(1)			138,100.00	$—
	8/9/2023	(2)	37,229.95	$190,952	223,379.68	$1,145,714
	7/18/2024	(4)	34,920.68	$179,108	69,841.35	$358,216
Daniel de Boer	2/27/2024	(3)			56,832.00	$—
	7/18/2024	(4)	60,923.72	$312,478	121,847.45	$624,956
David Sher	8/9/2023	(2)	34,981.06	$179,418	209,886.36	$1,076,507
	7/18/2024	(4)	28,258.80	$144,939	56,517.73	$289,879

(1)	On May 19, 2022, Mr. Murphy was granted an EO Award. The EO Award vests in one, two or three tranches over a service period ranging from one, two, three years or longer, depending on whether and when certain run-rate revenue levels are achieved, subject to the satisfaction of separate quarter-end run-rate revenue benchmark targets.

(2)	In August 2023, the Company granted service-based restricted share units to Messrs. Wheeler, Mash, Murphy and Sher, that vest ratably on an annual basis over a three-year period. Also in August 2023, the Company granted performance-based restricted share units to Messrs. Wheeler, Mash, Murphy and Sher that are both a market and service-based award in accordance with ASC Topic 718. Shares under the performance-based restricted share unit awards will vest on the fourth anniversary of the award date, subject to achievement of requisite Total Shareholder Return over a three-year period.

(3)	On February 27, 2024, Messrs. Smith and de Boer were granted EO Awards. The EO Awards vest in one or two tranches over a service period of one or two years, depending on whether and when certain run-rate revenue levels are achieved, subject to the satisfaction of separate quarter-end run-rate revenue benchmark targets.

(4)	In July 2024, the Company granted service-based restricted share units to Messrs. Wheeler, Smith, Murphy, De Boer and Sher, that vest ratably on an annual basis over a three-year period. The Company also granted performance-based restricted share units to Messrs. Wheeler, Smith, Murphy, De Boer and Sher that are both a market and service-based award in accordance with ASC Topic 718. Shares under the performance-based restricted share unit awards will vest on the fourth anniversary of the award date, subject to achievement of requisite Total Shareholder Return over a three-year period.

(5)	Amounts are calculated by multiplying the number of Shares underlying awards shown in the table by $5.129, which was the MSV of Shares underlying the awards as of December 31, 2024. However, as of December 31, 2024, the Company determined that it was improbable that any of the run rate levels would be achieved and therefore that any of the remaining EO Awards would become participating. As a result, no value has been attributed to the EO Awards set forth in the table as of December 31, 2024.

2024 Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of stock awards held by our NEOs in the fiscal year ending December 31, 2024. None of the stock awards held by Messrs. De Boer and Smith vested during the fiscal year ending December 31, 2024.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles Wheeler	27,670.89	$227,095
Matthew Murphy	18,614.97	$152,773
Spencer Mash	23,059.02	$189,245
David Sher	17,490.52	$143,545

2024 Potential Payments upon Termination or Change in Control

In May 2022, GREC adopted the EPP for the benefit of certain management employees of GREC, the Company and their respective subsidiaries. The EPP provides for severance payments to participating employees from their respective employer following qualifying terminations of employment (as detailed below). The severance provided under the EPP is conditioned on the employee’s adherence to certain restrictive covenants and the execution and non-revocation of a general release of claims. As a condition to participation in the EPP, each participant agrees to be bound by certain restrictive covenants, including a perpetual confidentiality covenant and non-compete and employee and customer non-solicit covenants during the participant’s term of employment and a period of time following termination equal to the “Severance Payment Period” set forth below (regardless of whether or not such termination constitutes a “Qualifying Termination” or “Qualifying Change in Control Termination” under the EPP). Participation in the EPP is generally intended to be limited to those management employees as eligible for the EPP as determined by the Board of Directors as defined in the tables set forth below.

Benefit Tier	Eligible Positions and Titles
Tier A	Chief Executive Officer
Tier B	Chief Financial Officer
Chief Operating Officer
Chief Investment Officer
President of Greenbacker Capital Management LLC
Executive Vice President of Structured Finance
Tier C	Executive Vice President not covered under Tier A or Tier B
Tier D	Senior Vice President

	Tier A	Tier B	Tier C	Tier D
Qualifying Termination (1)
Severance Multiple	2.00x	1.50x	1.00x	0.5x
Average Bonus	Yes	Yes	No	No
Pro-Rata Bonus (based on actual performance)	Yes	Yes	Yes	Yes
Welfare Continuation Period (months)	12	12	12	6
Severance Payment Period (months)	24	18	12	6
Qualifying Change in Control Termination (2)
Severance Multiple	3.00x	2.25x	1.50x	1.00x
Average Bonus	Yes	Yes	No	No
Pro-Rata Bonus (based on actual performance)	Yes	Yes	Yes	Yes
Welfare Continuation Period (months)	18	18	12	9
Severance Payment Period (months)	36	27	18	12

(1)	“Qualifying Termination” means a participant’s termination by the participant’s employer without “cause” (other than as a result of the participant’s death or the participant’s disability) or by the Participant as a result of a “constructive termination”, in each case other than during the two-year period beginning on the date of a “change in control” (each as defined in the EPP). For individuals who have “Average Bonus” designated as “Yes” above, the Severance Multiple would apply to the sum of (i) the participant’s then current annual base salary rate and (ii) the average of the actual amount paid to the participant pursuant to any annual bonus program for each of the prior two plan years (or the participant’s target bonus amount if the participant incurs a qualifying termination prior to receiving a payment under the annual bonus program).

(2)	“Qualifying Change in Control Termination” means a participant’s termination by the participant’s employer without “cause” (other than as a result of the participant’s death or the participant’s disability) or by the Participant as a result of a “constructive termination”, in each case during the two-year period beginning on the date of a “change in control” (each as defined in the EPP). For individuals who have “Average Bonus” designated as “Yes” above, the Severance Multiple would apply to the sum of (i) the participant’s then current annual base salary rate and (ii) the average of the actual amount paid to the participant pursuant to any annual bonus program for each of the prior two plan years (or the participant’s target bonus amount if the participant incurs a qualifying termination prior to receiving a payment under the annual bonus program).

The following quantifies certain payments that would have become payable under existing plans and arrangements if the applicable NEO’s employment had been terminated on December 31, 2024. All outstanding unvested equity awards held by the NEOs as of December 31, 2024 would have been forfeited for no consideration if applicable NEO had been terminated on December 31, 2024.

Name	Termination Scenario	Cash Severance & Average Bonus	Pro-Rata Bonus	Welfare Continuation	Total
Charles Wheeler	Qualifying Termination	$2,250,000	$—	$18,629	$2,268,629
	Qualifying Change in Control	$3,375,000	$—	$27,944	$3,402,944
Christopher Smith	Qualifying Termination	$1,200,000	$—	$18,507	$1,218,507
	Qualifying Change in Control	$1,800,000	$—	$27,760	$1,827,760
Matthew Murphy	Qualifying Termination	$1,680,000	$188,913	$27,552	$1,896,465
	Qualifying Change in Control	$2,520,000	$188,913	$41,328	$2,750,241
Daniel de Boer	Qualifying Termination	$500,000	$1,000,000	$27,552	$1,527,552
	Qualifying Change in Control	$750,000	$1,000,000	$27,552	$1,777,552
David Sher	Qualifying Termination	$1,162,500	$146,855	$32,032	$1,341,387
	Qualifying Change in Control	$1,743,750	$146,855	$48,048	$1,938,653

Mr. Mash is not included in the table above, as he was no longer actively employed on December 31, 2024. Mr. Mash did not receive severance in connection with his termination of employment. Notwithstanding the figures set forth in the table above, (i) Mr. Wheeler is no longer eligible to participate in the EPP and is instead eligible to receive severance set forth in the Transition Agreement and (ii) Mr. Smith’s employment was terminated in January 2025 and he received the severance set forth in his separation agreement. Each such agreement is described in more detail above in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (the “PEO”) and the other named executive officers (the “Non-PEO named executive officers”), as calculated in accordance with Item 402(v) of Regulation S-K, and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC. For more information concerning the Company’s pay-for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to Compensation Actually Paid (“CAP”) and the Company’s financial performance for the fiscal years ended December 31, 2024, 2023, and 2022.

Pay Versus Performance Table

Year(s) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (1)(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non- PEO Named Executive Officers (1) (2) (e)	Value of Initial Fixed $100 Based on Total Shareholder Return (3) (f)	Net (Loss) (g)
2024	$1,568,325	$373,179	$1,693,815	$(317,051)	$60.452	$(242,300,000)
2023	$2,878,984	$3,778,299	$2,883,614	$3,431,320	$100.292	$(79,471,599)
2022	$1,310,904	$1,310,904	$3,179,354	$3,226,933	$104.111	$(724,977)

(1)	For 2024, the PEO is Mr. Wheeler and the Non-PEO named executive officers are Messrs. Smith, Murphy, de Boer, Mash and Sher. For 2023, the PEO was Mr. Wheeler and the Non-PEO named executive officers were Messrs. Murphy and Mash. For 2022, the PEO was Mr. Wheeler and the Non-PEO named executive officers were Mehul Mehta and Mr. Mash. The figures reported for 2024 in the Average Summary Compensation Total for Non-PEO Named Executive Officers and Average Compensation Actually Paid to Non-PEO Named Executive Officers columns would have differed materially if we had excluded Mr. Mash (who served as our Chief Financial Officer through February 2024) from the calculations, because of the forfeitures of Mash’s equity awards upon termination of employment that resulted in a significant negative value in column (e).

(2)

The dollar amounts reported above for the PEO under “Compensation Actually Paid to PEO” and for the Non-PEO named executive officers under “Average Compensation Actually Paid to Non-PEO Named Executive Officers” represent the amounts actually paid to the PEO and the Non-PEO named executive officers, respectively, as computed in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amounts of compensation earned by or paid to the PEO or the average of the actual amounts of compensation earned by or paid to the Non-PEO named executive officers during the applicable years. Rather, in accordance with the requirements of Item 402(v) of Regulation S-K, these amounts reflect the amounts reported in the Summary Compensation Table, adjusted as follows:

	2024 PEO	2024 Non-PEO (Average)
2024 Summary Compensation Table Total	$1,568,325	$1,693,815
Subtract: Grant date Fair Value of equity granted during the covered year	(1,068,325)	(938,383)
Add: Fair Value of equity awards granted in covered year that are outstanding and unvested	687,450	456,910
Subtract: Change in Fair Value from prior year to current year for equity granted in prior year that are outstanding and unvested	(834,388)	(558,024)
Add: Fair Value as of vesting date of equity granted and vested in same year	—	—
Add: Change in Fair Value from end of prior year to vesting date of equity granted in prior year that vested in covered year	20,117	8,603
Subtract: Fair Value at end of prior year of equity that failed to vest (forfeited) in covered year		(979,972)
Add: Dollar amount of dividends or other earnings paid on equity awards in covered year prior to vesting not in Total Compensation for the covered year
2024 Compensation Actually Paid	$373,179	$(317,051)

(3)	Total Shareholder Return, or “TSR,” is determined based on the value of an initial fixed investment of $100 on May 19, 2022. Reflects the cumulative shareholder return over the period, computed in accordance with SEC rules, assuming an investment of $100 in our Class P-I Shares at a price per share equal to the MSV of our Class P-I Shares on May 19, 2022 and the measurement end point of the price of our Class P-I Shares on December 31, 2022, December 31, 2023 and December 31, 2024, respectively. The price of our Class P-I Shares on May 19, 2022 was $8.798. The price of our Class P-I Shares on December 31, 2022 was $8.801. The price of our Class P-I Shares on December 31, 2023 was $8.247 and on December 31, 2024 was $5.129. Cumulative shareholder return is being calculated over the measurement period (1) beginning on May 19, 2022, the date of the Acquisition, and the date on which we began to compensate our named executive officers and (2) ending on December 31, 2024.

We generally seek to incentivize long-term performance and, therefore, do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K).

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the measurement period of fiscal year 2024.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income (Loss) during the measurement period of fiscal year 2024.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Shares that may be issued upon the exercise of options and rights under our equity compensation plans as of December 31, 2024. Please refer to the section titled “Compensation Discussion and Analysis” for a description of our equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by
security holders	—		—	—
Equity compensation plans not approved by
security holders (1)	6,823,628	(2)	—	8,891,345	(3)
Total	6,823,628		—	8,891,345

(1)	Includes the 2023 Equity Incentive Plan and the Group LLC EIP.

(2)	Includes 4,463,282 Shares issuable pursuant to restricted share units under the 2023 Equity Incentive Plan (assuming the maximum number of performance-based restricted stock units are earned) and 2,360,346 Shares issuable pursuant to EO Awards under the Group LLC EIP (assuming the full number of EO Awards are earned).

(3)	Includes 7,272,714 Shares reserved for future issuance under the 2023 Equity Incentive Plan (assuming the target number of performance-based restricted stock units are earned) and 1,618,631 Shares reserved for future issuance under the Group LLC EIP. The 2023 Equity Incentive Plan contains an automatic “evergreen” provision regarding the number of Shares to be annually added to the 2023 Equity Incentive Plan. As a result, the number of Shares that would be automatically added to the 2023 Equity Incentive Plan on May 23 of each year pursuant to the evergreen provision, starting with May 23, 2024, would be 1% of the total Shares issued and outstanding (until the aggregate number of shares reserved for issuance under the 2023 Equity Incentive Plan has reached 10% of the total Shares issued and outstanding). For a description of each of the 2023 Equity Incentive Plan and the Group LLC EIP, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

OWNERSHIP OF SECURITIES

The following table sets forth, as of April 1, 2025, information with respect to the beneficial ownership of the Shares by:

●	each person known by the Company to beneficially own more than 5% of any class of outstanding Shares;

●	each of the Company’s directors, director nominees and named executive officers; and

●	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, all Shares are owned directly and the indicated person has sole voting and investment power.

Name and Address (1)	Number of Class P-I Shares Beneficially Owned	Number of Class EO Shares Beneficially Owned	Total Number of Shares Beneficially Owned	Percentage of all Shares Issued and Outstanding
David Sher (2)	1,365,617	216,140	1,581,757	0.79%
Charles Wheeler	2,188,626	353,573	2,542,199	1.28%
Daniel de Boer	—		—	—
Carl Weatherley-White	—		—	—
Matthew Murphy	349,545	57,083	406,628	0.20%
Michael Cunningham	42,970	4,808	47,778	0.02%
Christopher Smith	—		—	—
Spencer Mash	1,266,037	205,367	1,471,404	0.74%
Robert Brennan (3)	2,396,779	392,868	2,789,647	1.40%
Kathleen Cuocolo	59,777		59,777	0.03%
Cynthia Curtis	31,858		31,858	0.02%
Robert Herriott	37,208		37,208	0.02%
David M. Kastin	34,420		34,420	0.02%
All executive officers and directors as a group (13 persons)*	7,772,837	1,229,839	9,002,676	3.90%

*	Percentages may not foot due to rounding.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Greenbacker Renewable Energy Company LLC, 230 Park Avenue, Suite 1560, New York, NY 10169.

(2)	Includes 216,874 shares of the Company beneficially owned by Greenbrothers Ventures LLC of which David Sher directly owns 23.61%. David Sher disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

(3)	Includes 2,775,639 shares of the Company beneficially owned by R2 Holdings of which Robert Brennan directly owns 33.61%. Robert Brennan disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Fifth Operating Agreement contains policies on transactions with affiliated persons. Pursuant to the terms of the Fifth Operating Agreement, our independent directors not otherwise interested in the transaction must review and conclude that any proposed affiliated transaction is fair and reasonable to the Company and that the terms and conditions are not less favorable to the Company than those available from unaffiliated third parties. Other than as described below, there have not been, nor are there any such currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under Compensation of Directors and Executive Officers.

2024 Related Transactions

In the second quarter of 2024, the Company entered into a transaction to sell its membership interest in Illinois Wind LLC to GREC II, an affiliate of the Company. As part of the transaction, GREC II paid no cash consideration to the Company at closing of the transaction. The total purchase price was subject to repricing based on certain variables associated with the project, such as build costs, forecasted production, and financing assumptions. The purchase price included a reimbursement of construction costs paid by the Company plus a development fee that was subject to repricing, payable in two installments at certain construction milestones. The development fee is payable depending on the changes to certain inputs to the calculation of the development fee. On November 21, 2024, GREC II obtained financing and paid the Company $35.9 million of the construction reimbursement component of the purchase price. The total reimbursement of construction costs was expected to be $40.1 million of which the Company has received $36.6 million as of December 31, 2024. The Company expects the development fee to be finalized and paid in the first half of 2025.

2023 Related Transactions

Separation and Consulting Agreement

On September 1, 2023, GREC (together with the Company) and Mehul Mehta entered into a separation agreement where Mr. Mehta’s role as Chief Investment Officer with the Company terminated on September 1, 2023, and the Company engaged Mr. Mehta as a consultant. Pursuant to the separation agreement, Mr. Mehta received cash severance of $1.3 million and a grant of 0.1 million cash-settled restricted share units, of which a certain portion vested on February 17, 2024, with the remainder vesting on February 17, 2025. Mr. Mehta’s previous grant of 0.1 million restricted share units were forfeited. A certain number of Mr. Mehta’s EO Awards vested on an accelerated basis on May 19, 2024. Mr. Mehta will also have the ability to have Class P-I shares repurchased depending on whether the Company’s current SRP has been terminated or suspended. In the second quarter of 2024, Mr. Mehta exercised his right to have Class P-I and EO Shares repurchased for approximately $3.9 million, and was paid by the Company subsequently in 2024. In the fourth quarter of 2024, the Company entered into a release agreement with Mr. Mehta that acknowledges that all obligations and responsibilities of the Company with respect to exercising of repurchase rights were satisfied.

The consulting agreement with Mr. Mehta to provide certain consulting, transition and other services expired in accordance with its terms on January 2, 2024. The Company paid a total consideration of $0.2 million in accordance with the Company’s normal payroll schedule as per the terms of the agreement.

2022 Related Transactions

Modified Special Unit

In accordance with the terms of the Fourth Amended and Restated Limited Liability Company Operating Agreement (the “Fourth Operating Agreement”), a wholly owned subsidiary of GCM (the “Special Unitholder”) was the holder of a special unit of membership interest in the Company, which, prior to the completion of the Acquisition, entitled the Special Unitholder to receive the Performance Participation Fee and Liquidation Performance Participation Fee, each as described in detail in “Note 4. — Related Party Agreements and Transaction Agreements” in the Notes to the Consolidated Financial Statements (Investment Basis) contained in the Company’s Annual Report.

Prior to the Acquisition, under the Fourth Operating Agreement, the Liquidation Performance Participation Fee payable to the Special Unitholder was equal to 20.0% of the net proceeds from a liquidation of the Company in excess of adjusted capital, as measured immediately prior to liquidation. Adjusted capital was defined as the Company’s net asset value immediately prior to the time of a liquidation or a listing. In the event of any liquidity event that involved a listing of the Company’s shares, or a transaction in which the Company’s shareholders received shares of a company that was listed on a national securities exchange, the Liquidation Performance Participation Fee would have been equal to 20.0% of the amount, if any, by which the Company’s listing value following such liquidity event exceeded the adjusted capital, as calculated immediately prior to such listing (the “Listing Premium”). Any such Listing Premium and related Liquidation Performance Participation Fee would be determined and payable in arrears 30 days after the commencement of trading following such liquidity event.

 Registration Rights Agreement

In connection with the Acquisition, the Company, GREC, Group LLC and the LPU Holder entered into a customary registration rights agreement pursuant to which GREC has agreed to use commercially reasonable efforts to prepare and file with the SEC not later than 12 months from the beginning of the first full calendar month following completion of an initial public offering by GREC a shelf registration statement relating to the resale of shares of common stock of GREC that may in the future be held by Group LLC, the LPU Holder and/or their respective members to the extent their shares of the Company are repurchased, redeemed, exchanged or converted into shares of common stock of GREC. GREC has agreed to pay customary registration expenses and to provide customary indemnification in connection with the foregoing registration rights.

GDEV

Prior to the Acquisition, GREC made a direct equity investment in Greenbacker Development Opportunities Fund I, LP (“GDEV”). As the initial investor, GREC was awarded a 10.00% carried interest participation in Greenbacker Development Opportunities Fund GP I, LLC (“GDEV GP”), the general partner of GDEV and Greenbacker Development Opportunities Fund I (B), LP. On May 19, 2022, in conjunction with the Acquisition and specifically the acquisition of a 75.00% equity interest stake in GDEV GP, the Company assumed GDEV GP’s additional commitment to GDEV. Prior to the transaction, GREC had an equity interest of approximately 7.37% in GDEV (fair value of approximately $3.8 million as of May 19, 2022). As a result of the acquisition of 75.00% of the equity interests in GDEV GP, the Company acquired an additional 2.80% equity interest in GDEV (fair value of approximately $1.4 million as of May 19, 2022). Additionally, prior to the Acquisition, Charles Wheeler, David Sher, Mehul Mehta and Robert Brennan had an aggregate equity interest of less than 1.00% in GDEV and they still have such equity interest. An employee of the Company holds the remaining 25.00% of the equity interest in GDEV GP. On November 18, 2022, GREC sold its investment in GDEV to an unrelated third party for $5,658,467, resulting in a realized gain of $286,637. As of December 31, 2022, GDEV GP held 3.70% of the interests in GDEV, with a fair value of $2,325,983.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is empowered to appoint a firm to serve as the Company’s independent registered public accounting firm. KPMG LLP (“KPMG”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2024, and 2023. The Audit Committee has appointed the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The Audit Committee annually reviews the performance of our independent registered public accounting firm, and the fees charged for their services. Based upon the results of this review, the Audit Committee has appointed KPMG to be the independent registered public accounting firm to perform our annual audit for the fiscal year ending December 31, 2025. Shareholder approval of our accounting firm is not required by our Fifth Operating Agreement or otherwise required to be submitted to the shareholders. The Company knows of no direct financial or material indirect financial interest of KPMG in the Company. A representative of KPMG will be available via internet/telephone or in person to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

Audit and Non-Audit Fee Table

The total fees invoiced for audit and any other services provided by KPMG for the Company’s fiscal years ended December 31, 2024 and 2023 are summarized in the table below:

	2024	2023
Audit Fees(1)	$1,491,656	$2,707,621
Audit - Related Fees(2)	471,330	55,000
Tax Fees(3)	172,372	352,257
All Other Fees(4)	—	—
Total Fees	$2,135,358	$3,114,878

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s consolidated financial statements and review of the Company’s quarterly consolidated financial statements and audit services provided in connection with the Company’s quarterly and annual statutory or regulatory filings.

(2)	Audit-related fees primarily include fees for the separate audits of the Company’s subsidiary financial statements as well as fees associated with statutory and regulatory filings other than the Company’s quarterly and annual statutory and regulatory filings, such as fees to issue consents for the Company’s filing of registration statements.

(3)	Tax fees consisted of fees billed for professional services rendered for tax compliance and other related services.

(4)	All other fees consist of fees for products and services other than the services reported under the other named categories.

The Company’s Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permitted non-audit services for the Company. All of the audit and non-audit services described above for which KPMG billed the Company for the fiscal years ended December 31, 2024 and 2023 were pre-approved by the Audit Committee. The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $25,000 provided that the chair shall report any decisions to pre-approve services and fees to the full Audit Committee at its next regular meeting.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and KPMG the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2024. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. The Audit Committee has reviewed the audit fees paid by the Company to KPMG. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting KPMG from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements of the Company as of and for the years ended December 31, 2024 and 2023 be included in the Company’s Annual Report for filing with the SEC.

April 30, 2025

The Audit Committee

Kathleen Cuocolo, Chair
Cynthia Curtis
Robert Herriott
David M. Kastin

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Company’s shareholders are being asked to consider the following seven individuals, all of whom are currently serving on the Company’s Board of Directors, to serve as directors until the next Annual Meeting of Shareholders or until their successors have been elected and qualified, subject to their earlier death, resignation, retirement, disqualification or removal from office or in the case of Mr. Wheeler, to hold office until the earlier of December 31, 2025 and the date on which a permanent Chief Executive Officer of the Company is appointed:

Name	Position with Greenbacker Renewable Energy Company LLC
Charles Wheeler	Director
Robert Brennan	Director, Chairman
David Sher	Director
Kathleen Cuocolo	Independent Director
Cynthia Curtis	Independent Director
Robert Herriott	Independent Director
David M. Kastin	Independent Director

The relevant experiences, qualifications, attributes and skills of each nominee that led our Board of Directors to recommend him or her as a nominee for director are described in the section entitled “Directors, Corporate Governance and Executive Officers” above.

All of the nominees have indicated their willingness to serve, if elected. However, if any nominee should be unable or unwilling to serve, the Board of Directors may designate a substitute nominee, in which case the persons designated as proxies will cast votes for the election of such substitute nominee. Alternatively, the Board of Directors may allow the vacancy to remain open until a suitable candidate is located and nominated or may adopt a resolution to decrease the authorized number of directorships.

The Company did not receive any shareholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.

Required Vote

Directors will be elected by a plurality of the votes cast. This means that for the election of directors, the seven nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Votes that are withheld will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE ELECTION OF THE NAMED DIRECTORS.

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE
COMPENSATION

Shareholders are being asked to consider advisory approval of the Company’s executive compensation. This “say-on-pay” vote is a non-binding, advisory vote on whether to approve the Company’s executive compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the section titled “Compensation Discussion and Analysis,” compensation tables and related material disclosed in this Proxy Statement). At the 2023 annual meeting of shareholders, our shareholders voted for a one-year interval for the advisory vote on executive compensation. With respect to this proposal, shareholders may vote “FOR” or “AGAINST” or mark your proxy “ABSTAIN.”

Our executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of shareholders. To implement that philosophy, the Company aims to reward above-average corporate performance and recognize individual initiative and achievements. Our executive compensation program is designed to attract, retain, motivate, and reward key executives and align their interests with those of our shareholders. We compensate our executive officers with a combination of cash and equity awards. We believe that our executive compensation program and the corresponding executive compensation detailed in this Proxy Statement are aligned with the long-term interests of our shareholders.

Accordingly, the following advisory and non-binding resolution will be presented to our shareholders at the 2025 Annual Meeting:

RESOLVED, that our shareholders approve, on an advisory basis, the compensation payable to our named executive officers as disclosed in accordance with Securities and Exchange Commission rules in our Proxy Statement for our 2025 Annual Meeting, including the compensation tables and other narrative executive compensation disclosure under “Compensation of Directors and Executive Officers” in this Proxy Statement for our 2025 Annual Meeting.

As an advisory vote, this proposal is not binding upon the Company. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and intends to consider the outcome of the vote when making future compensation decisions for our executive officers.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that shareholders vote in favor of approving the Company’s executive compensation.

Required Vote

An affirmative vote of the holders of a majority of the outstanding shares entitled to vote on Proposal 2 present in person or represented by proxy will be necessary to approve the advisory vote on executive compensation (meaning a majority of the shares present in person or represented by proxy must be voted "FOR" the proposal for it to be approved). Votes that abstain will have the effect of a vote “AGAINST” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE,
ON A NON-BINDING, ADVISORY BASIS, FOR
THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Company’s Fifth Operating Agreement requires the Company to hold an annual meeting of shareholders for the election of directors and the transaction of any business within the powers of the Company on a date and at a time set by the Company’s Board of Directors. In addition, the Company will hold special meetings as required or deemed desirable or upon the request of the holders of at least 10% of the Company’s outstanding Shares entitled to vote. Pursuant to the Fifth Operating Agreement, shareholders may nominate individuals to serve on the Board of Directors or present proposals to be considered at the 2026 Annual Meeting by submitting their director nominations or proposals in writing to the Company’s Secretary in a timely manner. For a shareholder proposal or director nomination to be considered timely for consideration at the 2026 annual meeting of shareholders, the Company’s Secretary must receive a written notice containing all information required by the Fifth Operating Agreement at the Company’s principal executive offices no earlier than December 1, 2025 and no later than 5:00 p.m., Eastern Time on December 31, 2025; provided, however, that in the event that the date of the 2026 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and no later than 5:00 p.m., Eastern Time on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Member’s notice as described above. Proposals should be addressed to:

Greenbacker Renewable Energy Company LLC
230 Park Avenue, Suite 1560
New York, NY 10169

To be considered for inclusion in the proxy statement and proxy card for the 2026 annual meeting of shareholders, shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 must be submitted in writing and received at the Company’s corporate offices no later than 5:00 p.m., Eastern Time on December 31, 2025.

In addition to satisfying the notice requirements under the Fifth Operating Agreement, any shareholder who intends to solicit proxies in support of director nominees other than management’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than management’s nominees at least 60 days before the anniversary of the prior year’s annual meeting, which, for statements delivered with respect to the 2026 annual meeting of shareholders, will be March 31, 2026. If the 2026 annual meeting of shareholders is changed by more than 30 calendar days from the first anniversary of the 2025 Annual Meeting, shareholders must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2026 annual meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting of shareholders is first made.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

The SEC has adopted rules that permit companies to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

The Company may household its proxy materials by delivering a single proxy statement and proxy card to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from the Company that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify the Company if you are a shareholder of record. You can notify the Company by sending a written request by mail to Greenbacker Renewable Energy Company LLC, 230 Park Avenue, Suite 1560, New York, NY 10169 or by contacting the Company at (646) 720-9463. In addition, the Company will promptly deliver, upon request, a separate copy of the proxy statement and proxy card to a shareholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. Such discretionary authority is conferred by the proxy.

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the Audit Committee Report specifically is not incorporated by reference into any other filings with the SEC.

Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.

GREENBACKER RENEWABLE ENERGY COMPANY LLC
230 Park Avenue, Suite 1560
New York, NY 10169

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 30, 2025

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Greenbacker Renewable Energy Company LLC, a Delaware limited liability company (the “Company”), for use at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company, to be held virtually at 1:00 P.M., Eastern Time, on Friday, May 30, 2025. The meeting can be accessed by visiting https://web.viewproxy.com/GREC/2025 where you will be able to listen to the meeting live and vote online. This Proxy Statement and the accompanying materials are being distributed to shareholders of record described below on or about April 30, 2025, and are available at www.greenbackercapital.com/greenbacker-renewable-energy-company.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Carl Weatherley-White as proxy of the undersigned with full power of substitution to attend the Annual Meeting and vote as designated on the reverse side all of the shares of limited liability company interests (“Shares”) held of record by the undersigned. All properly executed proxies representing Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

Proposal No. 1: IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL TO ELECT THE DIRECTORS.

Proposal No. 2: IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

If any other business is presented at the meeting, this proxy will be voted by the proxy in his best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise. Shareholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares during the meeting, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

Dated _____________

Signature(s) (Title(s), if applicable) (Sign in the Box)

Note: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person’s title.

Please refer to the Proxy Statement discussion of these matters.

Proposal No. 1:

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR PROPOSAL NO. 1.

As to any other matter, said proxy shall vote in accordance with their best judgment.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	To elect seven directors for the ensuing year or until their successors are elected and qualify or in the case of Mr. Wheeler, to hold office until the earlier of December 31, 2025, and the date on which a permanent Chief Executive Officer of the Company is appointed.
	Nominees:	FOR	WITHHOLD
	(01) David Sher	☐	☐
	(02) Charles Wheeler	☐	☐
	(03) Kathleen Cuocolo	☐	☐
	(04) Robert Herriott	☐	☐
	(05) David M. Kastin	☐	☐
	(06) Robert Brennan	☐	☐
	(07) Cynthia Curtis	☐	☐

Proposal No. 2:

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR PROPOSAL NO. 2.

As to any other matter, said proxy shall vote in accordance with their best judgment.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	Advisory resolution approving the Company’s executive compensation.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

PLEASE SIGN ON REVERSE SIDE

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APPENDIX A

Reconciliation of Net loss to Adjusted EBITDA

(in thousands)	For the year ended December 31, 2024
Net loss attributable to Greenbacker Renewable Energy Company LLC	$(242,300)
Add back or deduct the following:
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(63,609)
Benefit (expense) from income taxes	(19,378)
Interest expense, net	7,612
Depreciation, amortization and accretion(1)	97,056
EBITDA	(220,619)
Share-based compensation expense	378
Change in fair value of contingent consideration	(39,348)
Change in fair value of investments, net	14,701
Income from sale-leaseback transfer of tax benefits	(22,764)
Other income (expense), net	(2,436)
Gain on deconsolidation, net	(5,622)
Loss on asset disposition	12,932
Impairment of goodwill	221,314
Impairment of long-lived assets, net and project termination costs	88,410
Non-recurring professional services and legal fees	8,654
Non-recurring salaries and personnel related expenses(2)	4,150
Adjusted EBITDA	$59,750

(1)	Includes contract amortization, net in the amount of $14.3 million, which are included in Contract amortization, net and certain other cost on the Consolidated Statements of Operations in our Annual Report on Form 10-K, which we will make available to shareholders at the same time as this proxy statement.

(2)	Non-recurring salaries and personnel related expenses include start-up costs which primarily include salaries and personnel related expenses of incremental employees hired in advance to launch new investment strategy initiatives.